UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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EnergySolutions, Inc. (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2010

Annual Meeting

and

Proxy Statement

EnergySolutions, Inc.

423 West 300 South, Suite 200
Salt Lake City, Utah 84101

April 23, 2010

Dear Stockholder,

You are invited to attend the 2010 Annual Meeting of Stockholders to be held at 1:30 p.m. local time on Wednesday, May 26, 2010, in the Ambassador #1 Room of the Westin Hotel New York at Times Square, 270 West 43rd Street, New York, NY 10036.

The annual meeting will begin with a report on our operations, followed by discussion and voting on the matters set forth in the accompanying notice of annual meeting and proxy statement and discussion on other business matters properly brought before the meeting.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.

Cordially,

Val John Christensen
Chief Executive Officer and President

Every stockholder's vote is important. If you do not plan to attend the Annual Meeting, please complete, sign, date and return your proxy form, or submit your vote or proxy by telephone or by Internet.

i

Notice of 2010 Annual Meeting of Stockholders

1:30 p.m. EDT, May 26, 2010

Ambassador #1 Room
Westin Hotel New York at Times Square
270 West 43rd Street
New York, NY 10036

April 23, 2010

To the Stockholders:

EnergySolutions, Inc.'s 2010 Annual Meeting of Stockholders will be held in the Ambassador #1 Room of the Westin Hotel New York at Times Square, 270 West 43rd Street, New York, NY 10036, on May 26, 2010, at 1:30 p.m. local time, to address all matters that may properly come before the Annual Meeting. Following a report on EnergySolutions' business operations, stockholders will vote on:

  (a)
  the election of directors for the ensuing year;

  (b)
  the ratification of the appointment of the independent registered public accounting firm for 2010; and

  (c)
  such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on April 5, 2010, will be entitled to vote at the meeting and any adjournments.

Val John Christensen
Chief Executive Officer and President

Proxy Statement

EnergySolutions, Inc.
423 West 300 South, Suite 200
Salt Lake City, Utah 84101

This proxy statement is furnished in connection with the solicitation of proxies by EnergySolutions, Inc. (the "Company") on behalf of its Board of Directors for the 2010 Annual Meeting of Stockholders (the "Annual Meeting"). Distribution of this proxy statement and a proxy form to stockholders is scheduled to begin on or about April 23, 2010.

You can ensure that your shares are voted at the meeting by submitting your instructions by telephone or by Internet, or by completing, signing, dating and returning the enclosed proxy form in the envelope provided. Submitting your instructions or proxy by any of these methods will not affect the right of any stockholder of record to attend the Annual Meeting and vote. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by delivering a subsequent proxy to the Company to the attention of the Corporate Secretary, EnergySolutions, 423 West 300 South, Suite 200, Salt Lake City, Utah 84101, by mail or personal delivery prior to the date of the Annual Meeting or by notifying the inspectors of election in writing of such revocation at the Annual Meeting.

 Election of Directors

At the 2010 Annual Meeting, nine directors are to be elected to hold office until the 2011 Annual Meeting or until their successors have been elected and have qualified. The nine nominees of the Board of Directors (the "Board") for election at the 2010 Annual Meeting are listed below with brief biographies. They are all current EnergySolutions directors. We are not aware of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate as a substitute.

The following biographies of our directors include each person's service on our Board or on the board of managers of our predecessor, EnergySolutions, LLC.

Steven R. Rogel. Mr. Rogel, 67, has served on the Board since September 2009 and was appointed Chairman in February 2010. He was elected Chairman of the Board of Weyerhaeuser Company (NYSE: WY), a company that grows and harvests trees, builds homes and manufactures forest products globally, in 1999 and was President, Chief Executive Officer and a director thereof from December 1997 to January 1, 2008 when he relinquished the role of President. He relinquished the Chief Executive Officer role in April of 2008 and retired as Chairman as of April 2009. Before joining Weyerhaeuser Company Mr. Rogel was Chief Executive Officer, President and a director of Willamette Industries, Inc., a lumber and paper company purchased by Weyerhaeuser Company in 2002. He served as Chief Operating Officer of Willamette Industries, Inc. until October 1995 and before that time, as an Executive and Group Vice President for more than five years. Mr. Rogel is a director of Union Pacific Corporation (NYSE: UNP), a rail transportation service company, where he is a member of the corporate governance and compensation committees. He is a director of the Kroger Company (NYSE: KR), a food retailer, where he is a member of the corporate governance and financial policy committees. Mr. Rogel received his Bachelor of Science degree in Chemical Engineering from the University of Washington.

The qualifications of Mr. Rogel identified by the Board include the following: Mr. Rogel has significant executive management, business and corporate governance experience as a result of his years of service in top executive positions with Weyerhauser Company and Willamette Industries, Inc., as well as his service on other corporate boards. Mr. Rogel qualifies as a financial expert and is an independent director.

Val John Christensen. Mr. Christensen, 57, has served as our Chief Executive Officer and a director since February 2010 and our President since December 2008. Prior to his appointment as President, Mr. Christensen served as Executive Vice President, General Counsel and Corporate Secretary from May 2006 to December 2008. From 1989 to 2006, Mr. Christensen served in various executive positions at Franklin Covey Co. (NYSE: FC), a global consulting and training company, eventually as Executive Vice President, General Counsel and Secretary and as a director. Prior to that, he was a partner at the law firm LeBoeuf, Lamb, Leiby & MacRae, where he handled commercial litigation and general business matters in the firm's Salt Lake City office from 1986 to 1989. Mr. Christensen is a director of Dynatronics, Inc. (NASDAQ: DYNT), a manufacturer and distributor of physical medicine and aesthetic products. He received a Bachelor of Arts degree and a Juris Doctor degree from Brigham Young University.

The qualifications of Mr. Christensen identified by the Board include the following: Mr. Christensen has extensive knowledge of the Company's unique challenges, regulatory environment, and history as a result of being an executive officer of the Company since 2006. Mr. Christensen also has executive management experience and valuable relationships with key government representatives and influential local and national industry and government leaders.

J. Barnie Beasley, Jr. Mr. Beasley, 58, has served on the Board since October 2008, when he retired as Chairman, President and Chief Executive Officer of Southern Nuclear Operating Company, a subsidiary of Southern Company (NYSE: SO) that provides electricity in the southeastern United States. He served as President and Chief Executive Officer since September 2004 and Chairman since June 2005. Mr. Beasley's career with Southern Nuclear Operating Company began in 1997, where he served as a Vice President and later as Executive Vice President and Chief Nuclear Officer. Prior to Southern Nuclear, Mr. Beasley spent 27 years in various roles with Georgia Power Company. He has held a Senior Reactor Operator's license from the U.S. Nuclear Regulatory Commission, and he currently holds a Professional Engineering License in the State of Georgia as an Electrical Engineer. He is a member of both the Georgia Society and the National Society of Professional Engineers. Mr. Beasley is also a member of the National Nuclear Accrediting Board which is responsible for accrediting nuclear power plant training programs. He previously served on the board of directors and several committees for the Nuclear Energy Institute (NEI), including the board of directors, executive committee, and the organization and compensation committee. Additionally, he served on the board of directors and audit committee for the Foundation for Nuclear Studies, a Washington, DC based organization that seeks to promote sound national policy on the use and development of nuclear technologies. Mr. Beasley also previously served as a director for the Southeastern Electric Exchange, a non-profit, non-political trade association of investor-owned electric utility companies, as a director of Junior Achievement of Greater Birmingham, and on the advisory board of INROADS/Birmingham, a program that prepares talented minority youth for corporate and community leadership. Mr. Beasley currently serves as chairman of the University of Georgia Engineering advisory board. Mr. Beasley graduated from the University of Georgia with a Bachelor of Science degree in Engineering.

The qualifications of Mr. Beasley identified by the Board include the following: Mr. Beasley has decades of experience in the nuclear and power industries, including high level executive management and business oversight experience. Mr. Beasley also has education and experience in the engineering fields and experience on boards and committees in the nuclear industry. Mr. Beasley has cultivated strong relationships with U.S. industry leaders and is experienced in communicating and working with U.S. government and state representatives and administrators. Mr. Beasley qualifies as a financial expert and is an independent director.

Dr. Pascal Colombani. Dr. Colombani, 64, has served on the Board since June 2009. Dr. Colombani is a member of the French Academy of Technology, and has been a senior advisor for high technology and energy at AT Kearney Paris, a private global management consulting company, since 2003. He also holds several board positions, including the non executive chairmanship of Valeo SA (Paris: FR.PA), a company that designs, produces and sells automobile components globally, and non executive directorships at Alstom SA (Paris: ALO.PA), a company that develops innovative transport and energy technology, British Energy p.l.c. (a subsidiary of Électricité de France ("EDF") (Paris: EDF.PA)), a company that owns nuclear power stations and provides businesses with electricity, Rhodia SA (Paris: RHA.PA), a global chemical manufacturing company, and Technip SA (Paris: TECNV.PA), a global engineering, technology and project management company for the oil and gas industry. Dr. Colombani has held a number of positions in the nuclear energy sector, including Chairman and Chief Executive Officer of the French Atomic Energy Commission (CEA), Chairman of the Supervisory Board of Areva (Paris: CEI.PA), a global supplier of carbon-free power and electricity, and director of EDF, an electricity provider in Europe, North and South America, Asia, the Middle East and Africa. Previously he had an industrial career with Schlumberger Limited (NYSE: SLB), an oilfield services provider in Europe, the United States, Japan and China. Dr. Colombani graduated from École Normale Supérieure at Saint-Cloud in France, holds a Ph.D. in nuclear physics from the University of Paris Sud and performed post-doctoral work in France and California.

The qualifications of Dr. Colombani identified by the Board include the following: Dr. Colombani has extensive international energy industry experience as a result of his work with Schlumberger Limited, AT Kearney Paris, and as a member of the French Academy of Technology. Dr. Colombani has important government experience and relationships, particularly in light of his service as Chairman and Chief Executive Officer of the French Atomic Energy Commission from January 2000 to December 2002. Dr. Colombani also has a doctorate and post-doctoral experience in nuclear science and corporate management perspective and experience gained from years of service on other international boards of directors and in various advisory positions. Dr. Colombani is an independent director.

Dr. E. Gail de Planque. Dr. de Planque, 65, has served on the Board since our initial public offering in November 2007. Dr. de Planque has been President of Strategy Matters, Inc. since March 2000 and a director of Energy Strategists Consultancy Limited since May 1999, each of which provides consulting services to the energy and nuclear industries. Dr. de Planque has more than 40 years of experience in nuclear physics, regulation and the nuclear industry, and is a Fellow of the American Association for the Advancement of Science, a Fellow and past President of the American Nuclear Society and a member of the National Academy of Engineering. She also has served as a Commissioner with the Nuclear Regulatory Commission and a director of the Department of Energy's Environmental Measurements Laboratory. Dr. de Planque is a director of BHP Billiton p.l.c. (NYSE: BBL) and BHP Billiton Limited (NYSE: BHP), the world's largest mining company, and a member of the Board of Trustees of Northeast Utilities (NYSE: NU), an energy delivery company. Dr. de Planque was formerly a director of British Nuclear Fuels Limited p.l.c., a private company owned by the United Kingdom Government, and BNG America, LLC, which was acquired by the Company in February 2006. Dr. de Planque has served as a director of TXU Corp., a privately owned electricity provider in Texas, and Landauer, Inc. (NYSE: LDR), a radiation monitoring company. Dr. de Planque received an A.B. degree cum laude in Mathematics from Immaculata University, a Masters of Science degree in Physics from the New Jersey Institute of Technology and a Ph.D. in Environmental Health Science from New York University.

The qualifications of Dr. de Planque identified by the Board include the following: Dr. de Planque has years of experience in the private, academic and government aspects of the nuclear energy industry. She has experience advising various participants in the nuclear energy industry and has Doctorate and Master of Science degrees in related fields, as well as years of participation in relevant fields and positions within the scientific community. Her extensive government experience includes service as a Commissioner with the U.S. Nuclear Regulatory Commission from 1991 to 1995. She also has management and oversight experience from her service on numerous boards of directors and extensive relations within the nuclear industry. Dr. de Planque is an independent director.

J.I. "Chip" Everest, II. Mr. Everest, 53, has served on the Board since July 2007. From July 2007 through February 2009, Mr. Everest held the office of Vice Chairman of the Company. Prior thereto, Mr. Everest served as our Executive Vice President and Chief Financial Officer from 2005 until July 2007. From 1989 to 1997, Mr. Everest was the Director of Finance and Corporate Development at USPCI, a Union Pacific Corporation hazardous waste company. He became Vice President, Finance at ECDC Environmental in 1992 after its acquisition by USPCI and Laidlaw Environmental. In 1997, Mr. Everest co-founded ISG Resources, Inc., a provider of coal combustion products management and marketing services to the electric power industry, after acquiring JTM Industries from Laidlaw. In 2002, Headwaters Incorporated (NYSE: HW), a global company providing products, technologies and services in the building products, construction material and energy industries, acquired ISG and Mr. Everest became the Vice President of Corporate Development and Treasurer at Headwaters Incorporated. In 2003 Mr. Everest co-founded Western Pacific Group, a small private equity fund focused on making long-term investments in a wide cross section of companies and real estate. Mr. Everest is a member of the British North American Committee of the Atlantic Council. Mr. Everest holds a Bachelor of Arts degree from Southern Methodist University and a Masters of Business Administration degree from the University of Texas.

The qualifications of Mr. Everest identified by the Board include the following: Mr. Everest has extensive knowledge of the Company's unique challenges, regulatory environment, and history as a result of being an executive officer of the Company from 2005 through February 2009. Mr. Everest also has extensive management experience at companies in related industries, such as USPCI, ISG Resources, Inc. and Headwaters Incorporated, as well as finance and private equity experience. Mr. Everest also has valuable relationships with key government representatives and influential local and national industry and government leaders.

Clare Spottiswoode, CBE. Ms. Spottiswoode, 56 has served on the Board since July 2009. Ms. Spottiswoode was appointed as Chair of EnergySolutions EU Limited in January 2010. From November 2006 to December 2009, she served as the first policyholder advocate representing the interests of with-profits policyholders in Norwich Union's (a subsidiary of Aviva p.l.c. (NYSE: AV)) proposed reattribution of inherited estates. From 2000 through 2009 she held a number of non-executive directorships including Deputy Chair of Bergesen Worldwide Gas, a gas and shipping company, Deputy Chair of British Energy (a subsidiary of Électricité de France ("EDF") (Paris: EDF.PA)), a company that owns nuclear power stations and provides businesses with electricity, director of GEM BioFuels (AIM: GBF), a green energy company that converts bio fuels into diesel and director of Advanced Technology (UK) p.l.c., a communications software provider. Ms. Spottiswoode served as Director General of Ofgas, the regulator of the gas industry in the United Kingdom from 1993 to 1998. During her career she has also acted as an economist at HM Treasury, the United Kingdom's economic and finance ministry responsible for formulating and implementing the Government's financial and economic policy, lectured at London Business School, and set up and managed private business interests. Currently, Ms. Spottiswoode is a non-executive director of Ilika, p.l.c., a research and development company, a non-executive director of Tullow Oil p.l.c. (LSE: TLW.L), an oil and gas exploration and production company, and chair of Gas Strategies Limited, an energy consultancy. Ms. Spottiswoode is also a member of Future Banking Commission, a commission established to inform a new United Kingdom government what it might consider to reform the banking system by summer 2010.

The qualifications of Ms. Spottiswoode identified by the Board include the following: Ms. Spottiswoode has significant executive management, regulatory, corporate governance and board level experience in related industries in the United Kingdom, a strategically important area for significant operations of the Company. Ms. Spottiswoode also has strong relationships with influential government, academic, and industry leaders in the United Kingdom.

Robert A. Whitman. Mr. Whitman, 56, has served on the Board since July 2008. Mr. Whitman has been a director of Franklin Covey Co. (NYSE: FC), a global consulting and training company, since May 1997 and has served as Chairman of its board of directors since June 1999 and Chief Executive Officer since January 2000. Mr. Whitman served as a director of Covey Leadership Center from 1994 to 1997. Prior to joining the Franklin Covey Co., Mr. Whitman served as President and Co-Chief Executive Officer of The Hampstead Group, a provider of consulting services to the housing industry, from 1992 to 2000. Mr. Whitman received his Bachelor of Arts degree in Finance from the University of Utah and a Masters of Business Administration degree from Harvard Business School.

The qualifications of Mr. Whitman identified by the Board include the following: Mr. Whitman has strong executive management, accounting and business skills arising from his extensive experience in executive and board level positions with Franklin Covey Co. and his related educational background. Mr. Whitman qualifies as a financial expert and is an independent director.

David B. Winder. Mr. Winder, 71, has served on the Board since our initial public offering in November 2007. Mr. Winder was a certified public accountant with KPMG LLP, as an employee from 1963 to 1972 and as a partner from 1972 until his retirement in 1997. Since his retirement from KPMG, Mr. Winder was Executive Director, Department of Community and Economic Development for the State of Utah from March 1997 to April 2002 and Special Assistant to the Governor of the State of Utah from April 2002 to March 2004, where he was responsible for various projects following the Olympic Games in Salt Lake City. Since November 2002, Mr. Winder also has been a consultant to various for-profit and not-for-profit organizations. Mr. Winder is currently a director and chair of the audit committee of GE Capital Financial, Inc., the industrial bank subsidiary of GE Capital Inc., a subsidiary of General Electric Company (NYSE: GE), and of Alsco, Inc., a textile services company. Mr. Winder is a member of the board of directors, past board president and audit committee chair of the Utah Retirement Systems and Public Employees Health Program. He is the chair of the board of directors of the Utah chapter of the National Association of Corporate Directors (NACD). Mr. Winder received an A.B. degree in Social Sciences from Stanford University with highest honors.

The qualifications of Mr. Winder identified by the Board include the following: Mr. Winder has strong management, business and accounting skills as a result of his years of work with KPMG, service as executive director of the Utah Department of Community and Economics Development and other roles. Mr. Winder provides to the Board important accounting experience and strong relationships with key government leaders, Mr. Winder qualifies as a financial expert and is an independent director.

Executive Officers

In addition to Val John Christensen, whose biographical information is set forth above, the following individuals serve as executive officers of the Company:

John A. Christian, President, Commercial Group. Mr. Christian, 53, was appointed as President, Commercial Group, as of March 30, 2010. Prior to this appointment, he served as President, Commercial Services, since March 2006 when he joined the Company as part of the BNG America, LLC acquisition. Prior to the acquisition, Mr. Christian served in various executive positions within BNG America from 2000 to 2006 including Chief Operating Officer from 2003 to 2006. He received a Bachelor of Science degree in Engineering from Duke University and a Master of Engineering degree from University of Florida.

Dale Didion, Executive Vice President and Chief Communications Officer. Mr. Didion, 52, was appointed as Chief Communications Officer in March 2010. From 1998 to March 2010, Mr. Didion served as President and Founder of The Didion Group, a boutique public relations and government relations firm that provides strategic communications and legislative support to corporate, university and nonprofit clients. Mr. Didion was Senior Vice President of Fleishman-Hillard (a member of the Omnicom Group, Inc. (NYSE: OMC)), a global communications firm from 1997 to 1998. Prior to that, Mr. Didion was Senior Managing Director and Environmental Practice Director of Hill & Knowlton (a subsidiary of WPP Group p.l.c. (NASDAQ: WPPGY)), a global communications consultancy. Mr. Didion is currently a member of the National Association of Science Writers. He has lectured at Yale University and was an adjunct professor at George Washington University from 2007 to 2008. Mr. Didion received a Bachelor of Science degree in Criminal Justice from University of Toledo and a Masters of Science in Public Administration degree from George Washington University.

Brett A. Hickman, Executive Vice President, Chief Administrative Officer and General Counsel. Mr. Hickman, 48, was appointed Executive Vice President, Chief Administrative Officer and General Counsel in March 2010. Prior to this appointment, Mr. Hickman served as Senior Vice President, Client Services, beginning in July 2009. From 2002 to 2009, Mr. Hickman served in various executive positions at Headwaters Incorporated (NYSE: HW), a global company providing products, technologies, and services in the building products, construction material, and energy industries, eventually as Senior Vice President, Corporate Development. Prior to that, he was employed by ISG Resources, Inc., or its predecessor companies, from 1993 to 2002, eventually serving as Senior Vice President, General Counsel and Secretary. He received a Bachelor of Arts degree from The Citadel and a Juris Doctor degree from University of South Carolina.

Mark C. McBride, Executive Vice President and Chief Financial Officer. Mr. McBride, 48, has served as Executive Vice President and Chief Financial Officer since January 2010. Prior to this appointment, Mr. McBride served as Senior Vice President and Corporate Controller starting in January 2007. Prior to joining the Company, he was Senior Vice President, Chief Accounting Officer and Treasurer of Mrs. Fields Famous Brands, LLC, a privately owned food franchiser, from March 2006 to January 2007. He was Vice President and Corporate Controller of Mrs. Fields from August 2002 to March 2006 and served as Interim Chief Accounting Officer and Interim Treasurer from May 2005 to March 2006. Prior to that, he was Chief Financial Officer of Ovid Technologies, Inc., a provider of online health sciences databases and journals, from April 2001 to July 2002. Mr. McBride was Vice President and Corporate Controller of Evans & Sutherland Computer Corporation (NASDAQ: ESCC), an engineering company, from September 1996 to April 2001. He also served as the Corporate Secretary of Evans and Sutherland from March 1998 to March 2001. He was Senior Vice President and Chief Financial Officer of HealthRider, Inc., an exercise equipment company, from September 1993 to September 1996. Mr. McBride is a certified public accountant and was a Senior Audit Manager at Price Waterhouse LLP. Mr. McBride received a Bachelor of Science degree in Accounting from Brigham Young University.

Mark Morant, President, International Group. Mr. Morant, 53, has served as President, International Group, since 2007. From 1991 to 2007, Mr. Morant served as Managing Director of Magnox Electric (now owned by EnergySolutions EU Limited), Managing Director of Alfa, a division of British Nuclear Fuels Limited that managed liabilities and contract performance, and Director of Privatization, a group that helped transition British Nuclear Fuels Limited from a public company to a private company. Prior to those positions, Mr. Morant worked for a European change management consultancy supporting clients in the nuclear, aerospace, transport and engineering industries. Mr. Morant has been a Fellow of the Institute of Chartered Accountants since 1981 and a member of the Institute of Directors, a professional membership organization comprised of business leaders, since 2005. Mr. Morant received a B.S.c in Economics from Nottingham University.

Alan Parker, President, Government Group. Mr. Parker, 57, was appointed as President, Government Group, as of March 30, 2010. Prior to this appointment, Mr. Parker served as Executive Vice President supporting the Company's International Division from December 2008 to March 2010 and Chief Operating Officer from November 2006 to December 2008. Before joining the Company, Mr. Parker served as President, Federal Group of CH2M Hill, a global company engaged in engineering, consulting and construction, from 2005 to 2006 and Chief Executive Officer of CH2M Hill-Washington Group Idaho, a joint venture entity, from 2004 to 2005. Prior to that, Mr. Parker was Chief Executive Officer of Kaiser-Hill, LLC (a subsidiary of the Kaiser Group Holdings, Inc. (NASDAQ: KGHI)), the prime contractor for the Department of Energy's $7 billion closure of the Rocky Flats site from 2001 to 2004. Mr. Parker also has 20 years of experience in various project management and executive positions with Morrison Knudsen Corporation, a construction company (acquired by Washington Group International, which was later acquired by URS Corporation (NYSE: URS)). Mr. Parker received a Bachelor of Science degree in Mining Engineering from the University of Idaho and a Master of Studies in Nuclear Waste Management from Idaho State University.

Mr. R Steve Creamer was our Chief Executive Officer and Chairman until February 18, 2010; Mr. Philip O. Strawbridge was employed as our Chief Financial Officer and Executive Vice President until December 31, 2009; and Dr. Raul A. Deju was our Chief Operating Officer until March 26, 2010, when he was reassigned as Executive Vice President—Special Projects, which is not an executive officer position. This proxy statement includes historical compensation and other information with respect to Messrs. Creamer and Strawbridge because they served as named executive officers during 2009 but does not include current or prospective information because of the termination of their employment.

Corporate Governance

Governance Principles

Our Corporate Governance Guidelines and Principles are published in the Investor Relations section of EnergySolutions' website under Corporate Governance at www.energysolutions.com. This section of the website makes available all of EnergySolutions' corporate governance materials, including Board committee charters. These materials are also available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines and Principles, committee charters and key practices as warranted.

Director Independence

Since July 31, 2009, the Company has been required to comply with the requirements of the NYSE Listing Rules with respect to our Board consisting of a majority of "independent directors" and the related rules covering the independence of directors serving on the Compensation Committee and Nominating and Corporate Governance Committee. Currently, the Board has determined that the following six of our nine directors are independent: Steven R. Rogel, J. Barnie Beasley, Jr., E. Gail de Planque, Pascal Colombani, Robert A. Whitman, and David B. Winder. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements in the NYSE Listing Rules. Our independence guidelines are set forth in our Corporate Governance Guidelines and Principles. Our independent directors meet our independence guidelines. All members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees are independent directors.

Meetings of Non-Management and Independent Directors

Our Corporate Governance Guidelines and Principles provide that the non-management directors will meet without management present no less frequently than four times per year. Additionally, if any of the non-management directors do not qualify as an "independent director" as set forth in the Corporate Governance Guidelines and Principles, at least two additional executive sessions are held annually, attended only by independent directors. The non-management and independent directors may meet without management present at such other times as determined by a majority of the non-management or independent directors, as applicable, or by the current presiding non-management or independent director. Mr. Rogel, Chairman of the Board, presides at such meetings.

Code of Conduct

All directors, officers and employees of EnergySolutions must act ethically at all times and in accordance with the policies comprising EnergySolutions' Code of Business Conduct and Ethics, and the Supplemental Code of Conduct for the CEO and Senior Officers (where applicable) (collectively referred to herein as the "Codes"), both of which are published on EnergySolutions' website at www.energysolutions.com in the Corporate Governance section under Investor Relations and which are available in print to any stockholder upon request. Under the Board's Corporate Governance Guidelines and Principles, any waiver of any ethics policy for any director or executive officer must be approved by the Board and promptly disclosed on EnergySolutions' website. Any and all amendments to the Codes will be published on EnergySolutions' website at the link previously listed. If an actual or potential conflict of interest arises for a director, the director is required to promptly inform the CEO and the Company's General Counsel. If a significant conflict exists and cannot be resolved, the director should resign. All directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Stockholder and Other Interested Party Communications with the Board of Directors

Stockholders and other interested parties may send communications to the Board, to specified individual directors, or to all non-management directors. Any person wishing to send a communication to any of the foregoing should submit the communication to the Board, the respective person(s), or all non-management directors c/o EnergySolutions, Inc., 423 West 300 South, Suite 200, Salt Lake City, Utah 84101. All communications received by mail are forwarded to the directors to which they are addressed unless the communications contain information substantially similar to that forwarded by the same person, or an associated person, within the past 90 days.

The Role of Consultants

Historically, the Compensation Committee has periodically sought input from Hewitt Associates, an executive compensation consulting firm, on a range of external market factors, including evolving compensation trends, appropriate comparison companies and market survey data. Hewitt provides general observations on the Company's compensation programs, but it does not determine or recommend the amount of compensation for any executives. No member of the Company's executive management, including any named executive officer will have contact or communications with Hewitt unless specifically authorized and overseen by the Compensation Committee. No member of the Compensation Committee or any named executive officer has any affiliation with Hewitt.

Board Leadership Structure and Role in Risk Oversight

Due in part to the recent ascent of Mr. Christensen to the role of Chief Executive Officer, the Board at the current time believes that different people should hold the positions of Chairman of the Board and Chief Executive Officer to aid in the Board's oversight of management. Mr. Rogel currently serves as the Chairman of the Board in a non-executive capacity and acts as the lead independent director for the Board. As the Chairman of the Board of Directors, Mr. Rogel has a number of responsibilities, which include setting board meeting agendas in collaboration with the CEO, presiding at Board meetings, executive sessions and the annual stockholders' meeting, assigning tasks to the appropriate committees, and ensuring that information flows openly between management and the Board.

The Board is actively involved in assessing and managing risks that could affect the Company. Part of the Board's role is to periodically assess the processes utilized by management with respect to risk assessment and risk management, including identification by management of the principal risks of the Company's business, and the implementation by management of appropriate systems to deal with such risks. The Board fulfills these responsibilities either directly, through delegation to committees of the Board, or, as appropriate, through delegation to individual directors.

When the Board determines to delegate any risk management oversight responsibilities, typically such delegation is made to the standing committees of the Board. The Audit Committee would typically be tasked with oversight of risks to the Company such as those relating to the quality and integrity of the Company's financial reports, the independence and qualifications of the Company's independent registered public accounting firm, inquiries into allegations related to ethical, accounting and legal concerns, and compliance by the Company with governing financial laws and regulations. The Nominating and Governance Committee would typically be tasked with overseeing risks such as the identification and recommendation of individuals qualified to become directors and executive officers and succession planning. The Compensation Committee would typically be tasked with overseeing risks such as those as relating to employment policies and the Company's compensation and benefits systems. The Corporate Responsibilities Committee may be tasked with overseeing non-financial risks including legislation, regulation and policy issues, natural disaster and terrorism mitigation, shifts in industry trends and risks posed by competitors. Each of these committees satisfies its oversight responsibilities through regular reports from officers of the Company responsible for each of these risk areas, regular meetings to discuss and analyze such risks, and, when necessary, consultation with outside advisors.

Consideration of Director Nominees

Stockholder Recommendations

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board as described below under Identifying and Evaluating Nominees for Director. In evaluating those recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under Director Qualifications below. Any stockholder wishing to recommend a candidate for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing indicating the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as director. This information should be addressed to EnergySolutions, Inc. Attn: Corporate Secretary, 423 West 300 South, Suite 200, Salt Lake City, Utah 84101.

Director Qualifications

At least annually, our Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of our Board may vary in light of its composition and the Nominating and Corporate Governance Committee's perceptions about future issues and needs. Although the Nominating and Corporate Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating and Corporate Governance Committee may consider, among other factors, diversity, skill, judgment, integrity, experience in the context of the needs of our Board, independence qualifications and whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise, high moral character and the absence of any potential conflicts with the Company's interests.

Board Diversity

In identifying nominees, the Nominating and Corporate Governance Committee does not have a formal policy regarding the consideration of gender, race, sexual preference, religion, and other traits typically associated with the term "diversity." As described in "Director Qualifications" above and "Identifying and Evaluating Nominees for Director" below, the Nominating and Corporate Governance Committee considers it important that the Board be composed of directors with a diverse range of experience, areas of expertise and skills, but has not adopted any formal policy.

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through various means, including current Board members, professional search firms, stockholders or other persons. Candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for the Board. If a stockholder properly recommends an individual to serve as a director to the Nominating and Corporate Governance Committee, all recommendations are aggregated and considered by the Nominating and Corporate Governance Committee at a meeting prior to the issuance of the proxy statement for the next Annual Meeting. Any materials provided by a stockholder in connection with the recommendation of a director candidate are forwarded to the Nominating and Corporate Governance Committee, which will consider the recommended candidate in light of the director qualifications discussed above. The Nominating and Corporate Governance Committee also reviews materials provided by professional search firms, if applicable, or other parties in connection with a candidate who is not proposed by a stockholder. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Board of Directors and Committees

Our Board of Directors currently consists of ten directors. The Board held five meetings during 2009. No member attended fewer than 75% of the Board meetings or committee meetings on which the member serves. It is the Board's policy that the directors should attend our Annual Meeting of Stockholders absent exceptional cause. Dr. de Planque and Messrs. Beasley, Clements, Creamer, Everest, and Winder attended our 2009 Annual Meeting.

The Board has adopted written charters for each of its four standing committees: the Audit Committee, the Compensation Committee, the Corporate Responsibilities Committee, and the Nominating and Corporate Governance Committee. All members of the Audit Committee, the Compensation Committee and Nominating and Corporate Governance Committee are independent directors.

Audit Committee

We have an Audit Committee composed entirely of independent directors that has responsibility for, among other things: (1) overseeing management's maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices; (2) overseeing management's establishment and maintenance of processes to assure that an adequate system of internal control is functioning; (3) reviewing our annual and quarterly financial statements prior to their filing and prior to the release of earnings; and (4) appointing and evaluating the independent registered public accounting firm and considering and approving any non-audit services proposed to be performed by the independent registered public accounting firm. Mr. Beasley, Mr. Whitman and Mr. Winder serve on the Audit Committee. Mr. Whitman serves as the Audit Committee's chair, and the Board has determined that he is a "financial expert," as that term is defined by the applicable SEC and NYSE rules. No member of the Audit Committee serves on the audit committee of more than three public companies, including the Company. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. The Audit Committee held eight meetings in 2009.

Compensation Committee

We have a Compensation Committee composed entirely of independent directors that has responsibility for, among other things: (1) reviewing key employee compensation policies, plans and programs; (2) monitoring performance and compensation of our officers and other key employees; (3) preparing recommendations and periodic reports to the Board concerning these matters; (4) reviewing annually director compensation; and (5) administering the 2007 Equity Incentive Plan and annual non-equity incentive plans. Dr. de Planque, Mr. Rogel and Mr. Whitman serve on the Compensation Committee, with Mr. Rogel serving as the Committee Chair. The Compensation Committee, by resolution approved by a majority of the Compensation Committee, may form and delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely comprised of one or more members of the Compensation Committee and such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and the NYSE. The Compensation Committee held seven meetings in 2009.

Additional information on the Compensation Committee's processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis below.

Nominating and Corporate Governance Committee

We have a Nominating and Corporate Governance Committee composed entirely of independent directors that has responsibility for, among other things: (1) recommending persons to be selected by the Board as nominees for election as directors and to fill any vacancies on the Board; (2) considering and recommending to the Board qualifications for the position of director and policies concerning the term of office of directors and the composition of the board; and (3) considering and recommending to the Board other actions relating to corporate governance. Mr. Colombani, Dr. de Planque and Mr. Rogel serve on the Nominating and Corporate Governance Committee, with Dr. de Planque serving as the Committee Chair. The Nominating and Corporate Governance Committee held eight meetings during 2009.

Compensation Discussion and Analysis

A.    EXECUTIVE SUMMARY

The following discussion and analysis provides information regarding the Company's executive compensation objectives, principles, procedures, practices and decisions, and is provided to give perspective to the numbers and narratives that follow in the tables in this section. This discussion will focus on the Company's objectives, principles, practices and decisions with regard to the compensation of the following named executive officers of the Company:

Name of Officer	Position
R Steve Creamer	Chief Executive Officer through February 18, 2010
Philip O. Strawbridge	Executive Vice President and Chief Financial Officer through December 31, 2009
Val John Christensen	President; Chief Executive Officer since February 18, 2010
Raul A. Deju	Chief Operating Officer until March 26, 2010; current Executive Vice President—Special Projects

The goal of our named executive officer compensation program is the same as our goal for operating the Company—to create long-term value for our stockholders. To this end, we have designed and implemented our compensation programs for our named executives to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our stockholders and to encourage them to remain with the Company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary, performance-based incentive compensation, equity-based compensation, retirement and other benefits. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each executive in a manner we believe optimizes the executive's contribution to the Company.

B.    EXECUTIVE COMPENSATION OBJECTIVES

The Company's goal for executive compensation is to attract and retain a talented, entrepreneurial and creative team of executives who will provide the leadership for the Company's growth and success in its dynamic, highly-specialized markets.

C.    EXECUTIVE COMPENSATION OVERVIEW

  1.
  Executive Compensation Components

    The compensation program for the named executive officers consists of the following components:

    •
    Equity awards ("Equity Awards") pursuant to the EnergySolutions, Inc. 2007 Equity Incentive Plan (the "2007 Plan");

    •
    Annual performance-based cash incentive awards pursuant to the Company's Executive Bonus Plan (the "Bonus Plan");

    •
    Base salaries; and

    •
    Benefits and perquisites.

  2.
  Employment Agreements with Named Executive Officers

    The Company and its predecessors entered into employment agreements to attract the named executive officers and to provide incentives for their continued employment in order to provide stability in executive management during early years of the Company.

    Each of the employment agreements, as amended, identifies a minimum annual base salary to be paid to the officer during the term of the agreement and an annual performance-based cash incentive opportunity the Company is required to provide, stated as a percentage of salary.

    As additional incentive to attract and retain the named executive officers, each remaining employment agreement provides that if the named executive officer's employment is terminated without cause or if he terminates his employment for good reason (as defined in his employment agreement), he will be entitled to receive his then current base salary for 12 months (other than Mr. Strawbridge who was entitled to receive his then current base salary for 24 months), a pro-rata portion of his annual incentive compensation for the year of termination, and continued coverage for 12 months (24 months in the case of Mr. Strawbridge) under the Company's medical, dental and life insurance plans. Table 1.1—Summary Compensation sets forth the base salary, incentive compensation, and other compensation paid to each named executive officer in 2009.

    The employment agreement with Mr. Christensen was amended on April 8, 2010 to address changes associated with his change in position and expires on December 31, 2011. The employment agreement with Dr. Deju was amended and restated on March 26, 2010 to address changes associated with his change in position and expires on December 31, 2011. The employment agreement for Mr. Creamer expired by its terms on January 31, 2010 prior to the termination of his employment. Mr. Strawbridge's employment agreement was terminated in connection with the termination of his employment as of December 31, 2009, and the Company agreed to pay the severance outlined above in connection with such termination. In 2009, the Compensation Committee determined to move away from written employment agreements with its new executive officers and, consistent with this position, did not offer a written employment agreement to the Company's new Chief Financial Officer, Mark McBride. The Company may, but does not currently intend to, replace or extend existing employment agreements when they expire.

  3.
  Introduction of Performance-Based Options and Restricted Stock Grants

    In 2010, the Compensation Committee determined to include performance-based features in a majority of its Equity Awards, including the following:

    •
    "Performance-Based Restricted Shares" are grants of common stock to named executive officers that are forfeited to the Company if either (a) the Company does not achieve 90% of its EBITDA (earnings before interest, taxes, depreciation and amortization) target for 2010, or (b) the officer's employment is terminated prior to vesting of the shares, which vesting occurs all on the third anniversary of the grant date; and

    •
    "Performance-Based Options" are options to purchase common stock that become exercisable only if both of the following occur: (a) the Company achieves 90% of its EBITDA target for 2010, and (b) the officer remains employed with the Company through the third anniversary of the grant date. The 2010 Performance-Based Options have an exercise price between $6.00 and $6.75 per share, which represents the fair value on the grant date, and expire 10 years after grant, unless earlier terminated. The number of shares awarded are prorated based on EBITDA performance between 90% and 100% of target.

    Equity Awards in 2010 also included "Time-Based Restricted Shares," which are grants of common stock to named executive officers that are forfeited to the Company if the officer's employment is terminated prior to vesting of the shares, which vesting occurs 1/3 on each anniversary of the grant date.

    The Compensation Committee determined to include a performance feature in most of the Equity Awards granted to named executive officers in 2010, which feature makes the award valuable only if the Company achieves 90% of a target EBITDA threshold in 2010, in order to ensure that the executives are focused on the financial performance of the Company in the current fiscal year. Each of the Equity Awards granted in 2010 includes a time-based vesting component as well in order to provide incentive for the executives to remain with the Company over time and focus on the value of the stock over time. Finally, the Equity Awards consist of common stock, or options to purchase common stock at an exercise price of grant date market value, which aligns the interest of the executives with the long-term value of the stockholders because the awards increase in value, or in the case of the stock options, have value as the market price of the common stock increases.

  4.
  CEO Compensation

    Mr. Christensen. Mr. Christensen's 2010 compensation program is designed to reward him for his ongoing service to the Company and to provide economic incentive to him to focus on the financial performance of the Company and the stock price over a multi-year period.

    In April 2010, Mr. Christensen's base salary was increased to $750,000, retroactive to February 18, 2010, the date on which he was appointed Chief Executive Officer, to be consistent with that of the former Chief Executive Officer and to be comparable with the compensation of peer group chief executive officers. Mr. Christensen's maximum performance-based cash bonus pursuant to the Bonus Plan is 200% of base salary.

    In addition, Mr. Christensen was granted the following performance-based and time-based Equity Awards in order to keep his interests aligned with the short-term and long-term performance of the Company:

    •
    31,250 Performance-Based Restricted Shares;

    •
    187,500 Performance-Based Options; and

    •
    31,250 Time-Based Restricted Shares.

    Equity Awards are designed to ensure that Mr. Christensen's compensation is tied to the 2010 financial performance of the Company, his continued employment with the Company and the long-term increase in the market price of the common stock of the Company.

    Mr. Creamer. Prior to 2009, in light of Mr. Creamer's holdings of interests in ENV Holdings, LLC ("ENV"), which owned a controlling interest in the Company until July 31, 2008, Mr. Creamer's base salary was at a level below the median of chief executive officers of similar companies, and Mr. Creamer did not receive any Equity Awards. Following the liquidation of ENV in early 2009, the Compensation Committee determined that Mr. Creamer's interests in ENV no longer provided strong incentives and ceased considering it as a factor in his compensation structure.

    In early 2009, in order to retain Mr. Creamer and provide appropriate incentives, Mr. Creamer's base salary was increased from $500,000 to $750,000 to be more comparable with the compensation of peer group chief executive officers. A performance-based Equity Award was also approved for Mr. Creamer for the seven quarters through December 31, 2010, as described below under 2009 Equity Awards. Mr. Creamer resigned in February 2010 and, in connection with his resignation, his rights under such 2009 Equity Award ceased.

D.    EXECUTIVE COMPENSATION PROGRAM DESIGN

  1.
  Compensation Committee Determines All Executive Compensation

    The Compensation Committee, subject to the terms of any applicable employment agreement, determines all compensation for the named executive officers other than the CEO, whose compensation is determined by the Compensation Committee and submitted to the Board for approval.

    The Compensation Committee periodically conducts an evaluation of the performance of each named executive officer to determine if any changes in the officer's compensation are appropriate based on the considerations described below. The CEO does not participate in the Compensation Committee's deliberations or decision with regard to his own compensation. At the Compensation Committee's request, the CEO does review with the Compensation Committee the performance of the other named executive officers and makes recommendations to the Compensation Committee regarding their compensation packages. The Compensation Committee gives considerable weight to the CEO's evaluation of the other named executive officers and recommendations because of his direct knowledge of each officer's performance and contributions. For each officer, the Compensation Committee independently determines any adjustments to base salary and any incentive compensation, subject to the terms of the officer's employment agreement, and whether any Equity Awards should be made based on the Compensation Committee's assessment of the officer's performance as well as the Company's overall financial performance.

  2.
  The Important Role of Equity Awards and Performance-Based Awards

  Overview. The Compensation Committee believes that Equity Awards are the most effective way to attract and retain a strong executive team. Prior to 2009, the named executive officers had interests in ENV, which the Compensation Committee believed effectively aligned their interests with the stockholders of the Company and, as a result, generally did not grant annual Equity Awards. In 2009, the Compensation Committee considered the fact that the named executive officers no longer held interests in ENV and that option grants made in 2007 were significantly underwater, limiting their effectiveness as a retention tool. As a result, the Compensation Committee determined that executive compensation packages should reflect market competitive practices and include Equity Awards, such as stock options and restricted stock to retain a talented executive team and align their interests with those of the Company's stockholders. As explained in greater detail below, in 2010, the Compensation

    Committee determined to grant a mix of Equity Awards including both performance-based components tied to 2010 EBITDA, and time-based components to ensure that executives' interests are tied to both short-term financial performance of the Company and long-term increases in market price.

    Equity Awards—General. In granting Equity Awards, the Compensation Committee seeks to maximize their effectiveness in accomplishing the Company's financial objectives while recognizing the Board's duty to the Company's stockholders to limit equity dilution. The Compensation Committee believes this balance has been achieved as follows:

    •
    Performance-Based Equity Awards to Incentivize Officers to Achieve Current Year Economic Targets.  In 2010, all of the stock options and 50% of the restricted shares granted to named executive officers vest only if the Company EBITDA is at least 90% of the Company's EBITDA target and the employee remains employed three years after the grant date. The inclusion of a performance feature in most of the Equity Awards granted to named executive officers is designed to ensure that the executive is focused on the financial performance of the Company in the current fiscal year, in addition to a long-term increase in market price.

    •
    Option Grants Align Officers' Actions with Stockholder Interests.  The Equity Awards granted to the named executive officers in 2010 were 75% stock options by number of shares to ensure that the named executive officers have a stake in the increase of the market price of the common stock over the current market price in the long term. Because all option grants vest over time and are issued with an exercise price equal to or exceeding the fair market value of the Company's common stock on the date of grant, these options will have value to the named executive officers only if the market price of the Company's common stock increases after the grant date and remains above the grant date market price after the options vest.

      The Company does not have any program, plan or practice that requires it to grant equity-based awards to the named executive officers on specified dates and the Company has not made grants of such awards that were timed to precede or follow the release or withholding of material non-public information. The Company does not have any equity security ownership guidelines or requirements for the named executive officers.

    •
    Grants of Restricted Shares Minimize Dilution and Maximize Retention.  The Compensation Committee has determined that including Equity Awards in the form of restricted stock grants as an additional part of executive compensation, 25% of Equity Awards by number of shares, enhances the retention of a talented executive team. In 2010, 50% of the restricted stock grants were Time-Based Restricted Shares and 50% were Performance-Based Restricted Shares. Time-Based Restricted Shares provide value to the named executive officers immediately upon vesting, motivating them to retain their positions through the vesting dates. The combination of performance and time-based features in the Performance-Based Restricted Shares provide value only if 90% of a certain EBIDTA target is achieved in the current year and the employee remains employed for at least three years from the grant date, motivating them to achieve current-year financial goals and take steps to increase the value of the common stock longer term. Including restricted stock grants in the compensation package, along with stock options, allows the Company to deliver competitive levels of equity holdings to the named executive officers while limiting the dilutive effect of such grants.

    •
    Long Vesting Intervals to Maximize Retention.  The three-year vesting schedule applicable to 2010 option grants and restricted stock grants to named executive officers (and four-year vesting for 2009 grants) is designed to motivate each named executive officer to continue his employment at least through the vesting period. 2009 option grants vested ratably on each anniversary of the grant date over a period of four years, and with the exception of the restricted stock awarded to Dr. Deju in February 2009 and the performance-based stock award for Mr. Creamer (both described below), 2009 grants of restricted stock to each named executive officer have a four-year vesting schedule. In 2010, the Performance-Based Options and Performance-Based Restricted Shares do not vest until the third anniversary of grant, at which time they fully vest, and the Time-Based Restricted Shares vest ratably on each anniversary of the grant date over a period of three years. This is expected to provide significant incentive for executives to remain at least through the vesting period (by which point it would be expected that other Equity Awards would be in place to provide incentive for continued employment).

      The restricted stock awarded to Dr. Deju in 2009 vested one year from the grant date based upon his indication to the Compensation Committee that he may retire from his current position with the Company in 2010. The Compensation Committee determined this accelerated vesting was appropriate to adequately compensate Dr. Deju for services to be rendered during 2009. No Equity Awards were granted to Dr. Deju in 2010 due to his change in position and expected decrease in workload in 2010.

      The stock award to Mr. Creamer in 2009 was contingent upon the level of the Company's "Adjusted EBITDA" (earnings before interest, taxes, depreciation and amortization adjusted for other expense, equity-based compensation and non-cash accretion expense) over the seven quarter period beginning April 1, 2009 and ending December 31, 2010. Mr. Creamer forfeited the rights to receive this award upon the termination of his employment in February 2010, and no Equity Awards were granted to Mr. Creamer in 2010.

    •
    Frequency and Size of Equity Awards.  The Compensation Committee periodically, typically on a annual basis, reviews option and stock grants previously awarded to the named executive officers and determines whether additional Equity Awards should be awarded. To determine the size of any additional Equity Awards, the Compensation Committee first establishes a target compensation value that it wants to deliver to the named executive officers through Equity Awards. In doing so, the Compensation Committee considers various factors, including the following:

    o
    the weight placed on equity in the mix of total compensation,
    o
    the officer's experience and performance,
    o
    the scope, responsibility and business impact of the officer's position,
    o
    compensation practices at peer companies and the advice of advisors, and
    o
    the perceived retention value of the total compensation package in light of the competitive environment

      Once the target value has been established, the Compensation Committee determines the number of shares by reference to the current fair market value of the Company's common stock.

    •
    Limited Acceleration of Option and Restricted Stock Vesting.  In the event of a Change in Control, the unvested portion of the named executive officer's Equity Awards will vest immediately. This acceleration of vesting based on a change of control encourages the executives to support a successful change in control, while easing the administrative burden of converting outstanding awards to the new company stock.

    2009 Equity Awards. As part of their 2009 compensation package, the Compensation Committee approved Equity Awards of restricted stock and/or stock options to the named executive officers, other than Mr. Creamer. An incentive stock award was approved for Mr. Creamer based on the level of Adjusted EBITDA of the Company over the period beginning April 1, 2009 and ending December 31, 2010. The 2009 Equity Awards were made to preserve equity-based compensation as a significant element of the overall compensation package of the named executive officers and were determined to be appropriate by the Compensation Committee in light of the liquidation of the ENV and the fact that the Equity Awards made in 2007 in the form of stock options were severely underwater. The following tables identify the stock options and restricted stock grants made to named executive officers as part of their 2009 compensation package as of April 15, 2009:

Name	Shares Covered by 2009 Stock Option Grants	Grant Date Fair Value of Option Grants ($)(1)	Shares of Restricted Stock	Grant Date Fair Value of Restricted Stock ($)(2)	Total Value of Equity Awards on Grant Date ($)
R Steve Creamer	—	—	—	—	—
Philip O. Strawbridge	160,000	300,320	50,000	277,500	577,820
Val John Christensen	160,000	300,320	50,000	277,500	577,820
Raul A. Deju	—	—	100,000	555,000	555,000
    (1)
    Options are valued using the Black-Scholes valuation model which includes the following assumptions: 38% volatility, $0.10 per share annual dividend, 2.29% risk free interest rate, an expected life of 6.25 years and a strike price of $5.55 which is equal to the stock's closing price on the date of grant.
    (2)
    Based on the closing share price on the date of grant, which was $5.55.

    Mr. Creamer was not awarded any stock options or shares of restricted stock, but was granted an award of performance stock units under the 2007 Plan that would result in the following number of shares being issued to him if threshold, target or maximum performance were achieved:

	Adjusted EBITDA Performance for the period beginning April 1, 2009 and ending December 31, 2010 (number of shares)
Name	Threshold	Target	Maximum
R Steve Creamer	175,000	350,000	700,000

    Under the award, if Adjusted EBITDA performance falls between the threshold and target levels or target and maximum levels, an intermediate number of shares were to be issued. In order to ensure that the performance stock award provided incentive to Mr. Creamer, the threshold Adjusted EBITDA levels were set above the Company's internally budgeted Adjusted EBITDA level from 2009 (extrapolated out an additional four quarters). Mr. Creamer forfeited his rights with respect to the performance stock units upon the termination of his employment in February 2010.

    2010 Equity Awards. As part of its 2010 compensation package, the Compensation Committee approved Equity Awards of Time-Based Restricted Shares, Performance-Based Restricted Shares and Performance-Based Options to Mr. Christensen and to other members of the Company's senior management team. Neither Mr. Creamer nor Mr. Strawbridge were granted Equity Awards in 2010 due to the termination of their employment, and Dr. Deju was not granted Equity Awards in 2010 due to his change in position and expected decrease in workload in 2010. The 2010 Equity Awards were made to preserve equity-based compensation as a significant element of the overall compensation package of the continuing named executive officers.

    As discussed above, the Compensation Committee determined to include a performance feature in most of the Equity Awards granted to named executive officers in 2010, which feature makes the award valuable only if the Company achieves 90% of a target EBITDA threshold in 2010, in order to ensure that the executives are focused on the financial performance of the Company in the current fiscal year. Each Equity Award granted in 2010 includes a time-based vesting component as well in order to provide incentive for the executives to remain with the Company over time and focus on the value of the stock over time. Finally, the Equity Awards consist of common stock, or options to purchase common stock at an exercise price of grant date market value, which aligns the interest of the executives with the long-term value of the stockholders because the awards increase in value, or in the case of the stock options have value, as the market price of the common stock increases.

    The following table identifies the Equity Awards made to Mr. Christensen, the only named executive officer to receive an Equity Award in 2010, as part of his 2010 compensation package on March 12, 2010:

Name	Time- Based Restricted Shares (#)	Grant Date Fair Value of Time- Based Restricted Shares ($)(1)	Performance- Based Restricted Shares (#)	Grant Date Fair Value of Performance- Based Restricted Shares ($)(1)	Performance- Based Options(#)	Grant Date Fair Value of Performance- Based Options ($)(2)	Total Value of Equity Awards on Grant Date ($)
Val John Christensen	31,250	187,500	31,250	187,500	187,500	477,919	852,919
    (1)
    Based on the closing share price on the date of grant, which was $6.00.
    (2)
    Options are valued using the Black-Scholes valuation model which included the following assumptions: 49% volatility, $0.10 per share annual dividend, 1.67% risk free interest rate, an expected life of 6 years and a strike price of $6.00 which is equal to the stock's closing price on the date of grant.
  3.
  The Role of Cash Compensation

    The Company provides current cash compensation to named executive officers through a combination of base salaries and annual bonuses.

    Base Salaries. The Compensation Committee believes that base salaries are less important than incentive compensation and Equity Awards in meeting the Company's compensation objectives. Base salaries are a market competitive practice that is used to compensate the named executive officers for services rendered during the fiscal year. In 2009, based upon information supplied by the Compensation Committee's independent compensation consultant, Mr. Creamer's salary was increased from $500,000 to $750,000 to reflect the comparable salary for chief executive officers among the peer group companies used by the Compensation Committee in determining executive compensation (see The Role of Peer Groups and General Industry Surveys discussion for a list of peer group companies). In addition, the Compensation Committee determined to grant an increase of approximately 2.0% generally to employees of the Company effective April 2009. As a result, the named executive officers (excluding Mr. Creamer) also received the increase pursuant to the terms of their individual employment agreements. The 2009 base salary paid to each named executive officer is set forth in Table 1.1—Summary Compensation.

    In March 2010, Dr. Deju's annual base salary was increased to an annualized rate of $499,980 through July 4, 2010 and an annualized rate of $333,320 from July 5, 2010 through December 31, 2011. The initial increase in base salary is in part as a result of his not receiving Equity Awards. The decrease in base salary beginning in July 2010 is consistent with an expected decrease in his workload beginning in July 2010.

    In March 2010, the Compensation Committee recommended, and in April 2010 the Board approved, an increase of Mr. Christensen's base salary from $484,565 (following a general 2% adjustment within the Company) to $750,000 as a result of his promotion to Chief Executive Officer in February 2010. During 2009, this had been determined to be comparable to the salaries of chief executive officers among the peer group companies used by the Compensation Committee in determining executive compensation (see The Role of Peer Groups and General Industry Surveys discussion for a list of peer group companies).

    Non-Equity Incentive Compensation. The Company provides additional non-equity incentive compensation to its executives through both non-equity incentive compensation and discretionary bonuses.

    The Company maintains the Bonus Plan, which was approved by the Company's stockholders at the Company's 2008 Annual Meeting. The Bonus Plan permits the Company to award annual performance-based incentive bonuses to its named executive officers. The Compensation Committee believes that incentive compensation aligns the officers' interests with those of the Company's stockholders and is an important component of executive compensation, as reflected by the following:

    •
    Payment of incentive compensation is determined based on attainment of specific written performance goals approved by the Compensation Committee.

    •
    The performance goals generally are based upon the Company achieving during the respective fiscal year targeted level of EBITDA or other specified financial measures such as net income, operating income, earnings per share of the Company's common stock, book value per share of the Company's common stock, and return on stockholders' equity. The Compensation Committee also may tie a portion of the incentive compensation to individual performance goals.

    •
    For 2009 and 2010, 70% of the incentive compensation of named executive officers under the Bonus Plan has been tied to Company performance. If the Company fails to attain a pre-determined threshold level of EBITDA or other financial performance during the respective year, the named executive officers do not receive this 70% portion of incentive compensation for the year.

    •
    For 2009 and 2010, 30% of the incentive compensation of named executive officers under the Bonus Plan has been tied to individual performance objectives. If a named executive officer fails to achieve these objectives, the named executive officer does not receive this 30% portion of incentive compensation for the year.

    •
    Officers are eligible for above target opportunities should the Company exceed its target performance goals.

    •
    The incentive compensation payable under the Bonus Plan to named executive officers is interpolated for actual financial results between threshold and target levels or between target and maximum levels.

    •
    In any year there is considerable risk that incentive compensation will not be made at all or will be made at less than 100%. The uncertainty of meeting target goals ensures that any payments under the Bonus Plan are truly performance-based, consistent with the Compensation Committee's objectives.

    At the end of the year, the Compensation Committee determines the amount of the incentive compensation to be paid to each named officer under the Bonus Plan by comparing actual Company financial results and officer individual results to the year's pre-determined performance goals. The Compensation Committee may adjust the amount paid to any individual based on the officer's overall performance or unique and specific events that may have occurred during the year as described in the Bonus Plan. The Bonus Plan does not provide for the adjustment or recovery of an award paid to a named executive officer if the results in a previous year are subsequently restated or adjusted in a manner that would have originally resulted in a smaller or larger award.

    For 2009, 70% non-equity incentive compensation under the Bonus Plan was contingent on the Company's Adjusted EBITDA for the year, and 30% of non-equity incentive compensation under the Bonus Plan was contingent on the achievement of individual business objectives by the respective named executive officer. The following table sets forth for fiscal year 2009 the targeted amount of performance compensation, threshold amount of performance compensation and maximum performance compensation applicable to each named executive officer and the specific levels of Company 2009 Adjusted EBITDA necessary to achieve the 70% of the incentive compensation tied to Company performance at those levels:

	Threshold		Target		Maximum
Name	70% Incentive Compensation ($)	Required Adjusted EBITDA ($)(1)	70% Incentive Compensation ($)	Required Adjusted EBITDA ($)(1)	70% Incentive Compensation ($)	Required Adjusted EBITDA ($)(1)
R Steve Creamer	131,250	171	525,000	190	1,050,000	209
Philip O. Strawbridge	66,509	171	266,035	190	399,053	209
Val John Christensen	66,509	171	266,035	190	399,053	209
Raul A. Deju	66,509	171	266,035	190	399,053	209
    (1)
    In millions.

    Based upon the Company's actual Adjusted EBITDA for 2009, which was approximately 78% of the target Adjusted EBITDA level under the Bonus Plan, the Compensation Committee determined that no named executive officer would receive any of the 70% of incentive compensation under the Bonus Plan tied to Company performance. Based upon its review of the achievement or partial achievement of individual business objectives during 2009, the Compensation Committee determined that Messrs. Christensen and Strawbridge each achieved all of his individual business objectives, that Mr. Creamer achieved 33% of his individual business objectives and that Dr. Deju achieved 68% of his individual business objectives. The Compensation Committee determined that the Company would pay a percentage of the 30% of incentive compensation tied to each named executive officers' individual performance consistent with the percentage of individual business objectives achieved. These amounts are set forth in Table 1.1—Summary Compensation under the caption heading "Non-Equity Incentive Compensation." The Company paid incentive compensation on April 9, 2010.

    2010 Cash Incentive Awards. For 2010, 70% non-equity incentive compensation under the Bonus Plan is contingent on the Company's EBITDA for the year, and 30% of non-equity incentive compensation under the Bonus Plan is contingent on the achievement of individual business objectives by the respective named executive officer. The following table identifies the percentage of base salary Mr. Christensen, the only named executive officer participating in the Bonus Plan in 2010, may expect to receive as incentive compensation with respect to 2010 if threshold, target or maximum performance is achieved with respect to both Company and individual targets:

	Incentive Compensation for Fiscal Year (payout as a % of base salary)
Name	Threshold (%)	Target (%)	Maximum (%)
Val John Christensen	25	100	200

    Under Dr. Deju's amended and restated employment agreement, he is entitled to an annual target bonus opportunity of up to 120% of his base salary, based upon criteria to be determined by the Compensation Committee at or about the first quarter of each fiscal year and is earned for any calendar year in which he is employed on December 31 of such year. The Compensation Committee has not yet determined the bonus criteria for 2010.

    Messrs. Strawbridge and Creamer are not eligible for incentive compensation under the Bonus Plan in 2010 because of the termination of their employment with the Company.

  4.
  The Role of Benefits and Perquisites

    The named executive officers are also eligible to participate in the Company's health and welfare programs, 401(k) Plan, and other employee recognition programs on the same basis as other employees. The named executive officers were also paid an automobile allowance in fiscal 2009 (excluding Mr. Christensen) and are entitled to automobile allowances in 2010. These market competitive perquisites were provided as part of the negotiation to hire and retain these individuals in their current positions. In addition, the Company maintained a supplemental executive retirement plan (the "SERP") which was provided to Mr. Strawbridge by BNG America, LLC prior to its acquisition by the Company's predecessor (see discussion under "Pension Benefits" below, for greater detail regarding this plan).

  5.
  The Role of Peer Groups and General Industry Surveys

    In early 2009, the Compensation Committee reviewed compensation data provided by their compensation consultant, Hewitt Associates. This data compared the compensation for EnergySolutions' named executive officers with that of individuals in similar positions at other organizations. These organizations made up the following two groups of companies:

    Peer Group: The peer group consisted of 18 companies in related industries with similar talent needs. Statistical analysis was used to adjust the compensation data to reflect EnergySolutions' company size and structure.

    The peer group consisted of the following companies:

American Ecology Corporation	Perma-Fix Environmental Services
Clean Harbors, Inc.	Quanta Services, Inc.
Dycom Industries, Inc.	SAIC Inc.
Fluor Corp.	Shaw Group, Inc.
Foster Wheeler Ltd.	Stericycle, Inc.
Jacobs Engineering Group, Inc.	Tetra Tech Inc.
McDermott International Inc.	URS Corp.
Northrop Grumman Corp.	USEC, Inc.
Perini Corp.	Waste Management, Inc.

    General Industry: A broader group of companies across all industries, excluding financial services and retail, with median annual revenues of $1.1 billion.

    The Compensation Committee strives for the total compensation per individual to be approximately between the 50th and 75th percentile of the market data, but also considers internal equity and an individual's experience and performance when making pay decisions.

    The Compensation Committee did not perform a similar review with respect to its March 2010 compensation decisions as they did not believe there were any significant changes in market conditions. With respect to Mr. Christensen, the Compensation Committee determined to increase his salary following his promotion to Chief Executive Officer to $750,000, which was determined in 2009 to approximate the median salary for chief executive officers among the peer group companies used by the Compensation Committee in determining executive compensation.

  6.
  Tax and Accounting Considerations

    Tax Deductibility of Compensation Expense. Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation to certain named executive officers that may be deducted by the Company as a business expense in any tax year unless, among other things, the compensation is performance-based and has been approved by the stockholders. The Compensation Committee generally considers the deductibility of compensation paid to the named executive officers in setting executive compensation levels, but does not always restrict named executive compensation to amounts that are deductible within the Section 162(m) limitation.

    In 2008, the Company's stockholders approved the Bonus Plan. As a result, we believe any awards made pursuant to the Bonus Plan qualify as performance-based compensation under Section 162(m). Similarly, stock option grants and performance-based stock grants under the stockholder-approved 2007 Plan are performance-based compensation exempt from the Section 162(m) deduction limitation.

    Accounting Considerations. The Compensation Committee also considers the accounting and cash flow implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based compensation as expenses in the amounts paid, or to be paid, to the named executive officers. The accounting expense of Equity Awards to employees is calculated in accordance with FASB ASC Topic 718. The Compensation Committee believes, however, that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

Executive Compensation

Table 1.1 Summary Compensation

The following table sets forth the compensation earned by the named executive officers in 2009, 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value(4)	All Other Compen- sation ($)		Total ($)
R Steve Creamer	2009	701,923	—		—	—	75,000	—	20,712	(6)	797,635
Chief Executive Officer	2008	500,000	—		—	—	—	—	20,341	(6)	520,341
through 02/18/2010	2007	500,000	2,344,003	(5)	—	—	—	—	19,750	(6)	2,863,753
Philip O. Strawbridge	2009	490,471	—		277,500	300,320	114,016	83,000	340,972	(8)	1,606,279
Chief Financial Officer	2008	460,904	4,750,000	(7)	—	—	163,571	94,500	63,614	(8)	5,532,589
through 12/31/2009	2007	421,569	117,000		—	3,667,990	—	94,500	18,583	(8)	4,319,642
Val John Christensen	2009	486,490	—		277,500	300,320	114,016	—	17,942	(9)	1,196,268
President; Chief Executive	2008	358,481	1,000,000	(7)	—	—	127,222	—	13,205	(9)	1,498,908
Officer since 02/18/2010	2007	350,000	56,000		—	4,584,987	—	—	7,750	(9)	4,998,737
Raul A. Deju	2009	490,471	—		555,000	—	77,911	—	20,712	(10)	1,144,094
Chief Operating	2008	460,904	1,000,000	(7)	—	—	163,571	—	22,275	(10)	1,646,750
Officer	2007	450,000	208,985		—	1,528,329	—	—	5,372	(10)	2,192,686
(1)
The amounts reported in this column reflect the grant date fair value, which is the number of shares granted multiplied by the closing stock price on grant date, which is computed in accordance with FASB ASC Topic 718.
(2)
The amounts reported in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718. Detailed information about the amount recognized for specific awards is reported in the table under "Outstanding Equity Awards at Fiscal Year-End" below. For a discussion of the assumptions and methodologies used to value the option awards reported in this table, please see the discussion of option grants contained in Part II Item 8, "Financial Statements and Supplementary Data" of the Company's Annual Report on Form 10-K in Notes to Consolidated Financial Statements at Note 13, "Equity-Based Compensation" for the Company's fiscal year ended December 31, 2009.
(3)
Amounts in this column show amounts earned under our annual performance-based incentive compensation program in the respective year and paid in the following year.
(4)
The amounts shown represent the aggregate increase in actuarial value to Mr. Strawbridge of the defined benefit pension benefits accrued under the SERP during the year in question based on the December 31 measurement date used for financial statement reporting purposes. A discussion of the assumptions made in determining this increase is included under Table 1.4 Pension Benefits. Mr. Strawbridge is the only participant in the SERP.
(5)
This amount reflects the one-time, lump-sum contractual payment to Mr. Creamer in consideration of his agreement to terminate the Excess Performance Bonus previously set forth in his Employment Agreement.
(6)
This amount reflects a car allowance of $12,462 for 2009 and $12,000 for 2008 and 2007, and the Company's matching contributions to Mr. Creamer's account under its 401(k) plan of $8,250, $8,341, and $7,750 in 2009, 2008, and 2007, respectively.
(7)
This amount reflects the bonus payment funded by ENV Holdings.
(8)
This amount reflects a car allowance of $12,462 for 2009 and $12,000 for 2008 and 2007; the Company's matching contributions to Mr. Strawbridge's account under its 401(k) plan of $8,250, $7,750, and $6,583 in 2009, 2008, and 2007, respectively; and a payout of accrued but unused PTO (personal time off) of $43,864 in 2008. For 2009, this amount reflects a tax payment of $320,260 made on behalf of Mr. Strawbridge for taxes incurred due to the lump sum payment of his SERP, which was made January 15, 2010.
(9)
This amount reflects a car allowance of $9,692 in 2009, the Company's matching contributions to Mr. Christensen's account under its 401(k) plan of $8,250 in 2009 and $7,750 in each of 2008 and 2007, and a payout of accrued but unused PTO of $5,455 in 2008.
(10)
This amount reflects a car allowance of $12,462 and $10,615 in 2009 and 2008, respectively; the Company's matching contributions to Dr. Deju's account under its 401(k) plan of $8,250, $8,310, and $5,372 in 2009, 2008, and 2007, respectively; and a payout of accrued but unused PTO of $3,350 in 2008.

 Table 1.2 Grants of Plan-Based Awards

The following tables set forth the plan-based awards made to the named executive officers during 2009:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Threshold($)	Target($)	Maximum($)	Threshold($)		Target($)		Maximum($)
R Steve Creamer(3)	02/24/2009	(2)	187,500	750,000	1,500,000	—		—		—
	04/15/2009		—	—	—	1,849,750	(5)	3,699,500	(5)	7,399,000	(5)
Philip O. Strawbridge(4)	02/24/2009	(2)	95,009	380,036	570,055	—		—		—
Val John Christensen(4)	02/24/2009	(2)	95,009	380,036	570,055	—		—		—
Raul A. Deju(4)	02/24/2009	(2)	95,009	380,036	570,055	—		—		—

Name	Grant Date	All Other Stock Awards: Number of Shares or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards Per Share($/sh)(6)	Grant Date Fair Value of Stock and Option Awards($)(7)
R Steve Creamer(3)	—	—	—	—	—
Philip O. Strawbridge(4)	02/25/2009	50,000	160,000	$5.55	577,820
Val John Christensen(4)	02/25/2009	50,000	160,000	$5.55	577,820
Raul A. Deju(4)	02/25/2009	100,000	—	—	555,000
(1)
70% of non-equity incentive plan awards for 2009 were calculated and payable based on a comparison between actual 2009 Adjusted EBITDA and targeted 2009 Adjusted EBITDA; and 30% were based on achievement of individual business objectives established by the Compensation Committee. Annual performance bonuses actually earned for fiscal year 2009 are listed in the "Non-Equity Incentive Plan Compensation" column for 2009 in Table 1.1 above.
(2)
The grant date is the date on which the Compensation Committee adopted the Adjusted EBITDA targets that set the basis for the calculation of 70% of the annual non-equity incentive compensation.
(3)
Award ranges from 0% of base salary if actual 2009 Adjusted EBITDA was less than 90% of targeted Adjusted EBITDA and individual business objectives were not achieved, to 200% of base salary if actual Adjusted EBITDA was 110% or greater of targeted Adjusted EBITDA and achievement of individual business objectives was 100%. Actual amount was based solely on achievement of individual business objectives because Adjusted EBITDA was less than 90% of Targeted Adjusted EBITDA.
(4)
Award ranges from 0% of base salary if actual 2009 Adjusted EBITDA was less than 90% of targeted Adjusted EBITDA and individual business objectives were not achieved, to 120% of base salary if actual Adjusted EBITDA was 110% or greater of targeted Adjusted EBITDA and achievement of individual business objectives was 100%. Actual amount was based solely on achievement of individual business objectives because Adjusted EBITDA was less than 90% of Targeted Adjusted EBITDA.
(5)
Value was calculated as the number of possible shares to be granted multiplied by the closing stock price on the grant date of April 15, 2009, which was $10.57 per share. See "2009 Equity Awards" above, for explanation of Mr. Creamer.
(6)
Exercise price of option awards is the closing stock price on the grant date.
(7)
The amounts reported in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718. Detailed information about the amount recognized for specific awards is reported in the table under "Outstanding Equity Awards at Fiscal Year-End" below. For a discussion of the assumptions and methodologies used to value the option awards reported in this table, please see the discussion of option grants contained in Part II Item 8, "Financial Statements and Supplementary Data" of the Company's Annual Report on Form 10-K in Notes to Consolidated Financial Statements at Note 13, "Equity-Based Compensation" for the Company's fiscal year ended December 31, 2009.

 Table 1.3 Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding Equity Awards held by each of the named executive officers as of December 31, 2009, including the vesting dates for the portions of these awards that had not vested as of that date.

		Option Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date
R Steve Creamer	—	—	—		—	—
Philip O. Strawbridge	2/25/2009	—	160,000	(2)	$5.55	2/25/2019
	11/14/2007	304,500	217,500	(2)	$23.00	11/14/2012
Val John Christensen	2/25/2009	—	160,000		$5.55	2/25/2019
	11/14/2007	326,250	326,250		$23.00	11/14/2012
Raul A. Deju	2/25/2009	—	—		—	—
	11/14/2007	108,750	108,750		$23.00	11/14/2012

		Stock Awards
Name	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
R Steve Creamer	—	—	—	350,000	2,971,500
Val John Christensen	2/25/2009	50,000	424,500	—	—
	11/14/2007	—	—	—	—
Philip O. Strawbridge	2/25/2009	50,000	424,500	—	—
	11/14/2007	—	—	—	—
Raul A. Deju	2/25/2009	100,000	849,000	—	—
	11/14/2007	—	—	—	—
(1)
Twenty-five percent of all option grants vest each year over a four-year period.
(2)
Vesting allowed to continue over the same time period rather than forfeited upon termination pursuant to Mr. Strawbridge's separation agreement.
(3)
Market value of stock awards is calculated as the number of shares multiplied by the closing stock price on December 31, 2009 of $8.49.

Table 1.4 Pension Benefits

The following table sets forth certain information with respect to the accrued pension plan benefits under the SERP for Mr. Strawbridge for the year ended December 31, 2009:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Philip O. Strawbridge(1)	BNFL, Inc. Supplemental Executive Retirement Plan(2)	10	580,000(3)	—
(1)
Mr. Strawbridge is the only participant in the SERP. The Company provides no other pension benefits to its executive officers.
(2)
The SERP is an unfunded, non-qualified defined benefit pension plan that is designed to provide Mr. Strawbridge with a monthly pension benefit following his separation from service at or after attaining age 65 ("Normal Retirement") or a reduced pension following his separation from service prior to age 65 with at least five years of service. Subject to certain offsets, the Normal

  Retirement benefit under the SERP is a single life annuity that will provide a monthly payment to Mr. Strawbridge for his life equal to 1/12th of the product of 33% of Mr. Strawbridge's final average compensation (defined as his average base salary and incentive bonus for the three highest paid consecutive calendar years in the ten year period before his retirement).
          If Mr. Strawbridge separates from service prior to age 65, his monthly pension benefit under the SERP is reduced pursuant to a formula, or he may elect to receive distribution of his accrued benefit in an actuarially equivalent lump sum, a ten-year-certain life annuity or a joint and survivor life annuity. In connection with the termination of Mr. Strawbridge's service with the Company as of December 31, 2009, Mr. Strawbridge elected a lump sum payment and a distribution of the estimated accrued pension benefit of $580,000 on January 11, 2010. Consistent with the SERP, the Company also made a tax payment of $320,260 on behalf of Mr. Strawbridge for taxes incurred due to the lump sum payment of his SERP, which was made January 15, 2010. No additional payments are due, or obligations exist, under the SERP.

(3)
The actuarial assumptions used to determine the present value of Mr. Strawbridge's accumulated benefit under the SERP, and annual changes in that value, include: (a) a discount rate of 6.5%; (b) a salary increase rate of 3.5%; (c) a bonus increase rate of 3%; and (d) post-retirement mortality under the RP-2000 Combined Healthy White Collar Mortality Table projected to 2020 using Scale AA.

Nonqualified Deferred Compensation

Except as described under Table 1.4 Pension Benefits above, in the year ended December 31, 2009, our named executive officers received no nonqualified deferred compensation and had no deferred compensation balances.

Potential Payments upon Termination or Change in Control

  1.
  Severance

    During 2009, each named executive officer was a party to an employment agreement providing for the payments set forth below upon termination of employment. Mr. Creamer's employment agreement expired on January 31, 2010 and was not in effect when his employment terminated on February 18, 2010. The termination of Mr. Strawbridge's employment as of December 31, 2009 was treated as termination by the Company without cause under his employment agreement. The employment agreements of Mr. Christensen and Dr. Deju, as amended, remain in effect with the provisions described below and each expires on December 31, 2011.

    Termination by the Company without Cause or by the Officer for Good Reason. If the Company terminates the officer's employment without Cause (as defined in the Employment Agreements), or the officer terminates his employment for Good Reason (as defined in the Employment Agreements), the officer will receive payment of (a) all monies earned or due through the date of termination ("Accrued Obligations"), (b) a pro-rated incentive compensation payment, subject to employment as of the end of the fiscal year for Dr. Deju, (c) base salary for a period of 12 months for Mr. Christensen, 24 months for Mr. Strawbridge and continuing until December 31, 2011 for Dr. Deju, and (d) subject to the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), reimbursement of premiums for continuation of medical, dental and life insurance coverage existing at the time of termination for 12 months for Mr. Christensen, 24 months for Mr. Strawbridge and through December 31, 2011 for Dr. Deju.

    Termination upon Death or Permanent Disability. In the event of the officer's death or permanent disability, the officer or the officer's heirs, executors, administrators or other legal representatives (as the case may be) will receive a payment of (a) all Accrued Obligations, plus (b) a pro-rated incentive compensation payment. Heirs are eligible for continued coverage of health insurance under COBRA.

    Termination by the Company for Cause. If the officer's employment is terminated for Cause, the officer will receive payment of all Accrued Obligations.

    Termination by the Officer. If the officer voluntarily terminates his employment, excluding a termination for Good Reason, the officer will receive payment of all Accrued Obligations.

    Under termination of the officer's employment for any reason, payment of any amount other than Accrued Obligations is dependent upon the officer (or his heirs as the case may be) executing a general release in favor of the Company.

    Change in Control. The Employment Agreements do not provide for any payments upon a change in control. However, the vesting of option grants and restricted stock grants does accelerate upon a Change in Control (as defined in the 2007 Plan) as discussed in Section 2 below.

    The following table sets forth the severance payment and the value of continued insurance coverage in the event each named executive officer's employment was terminated on December 31, 2009 by the Company without Cause or by the officer for Good Reason:

Name	Severance Payment ($)	Value of Continued Insurance Coverage ($)
R Steve Creamer	750,000	15,544
Philip O. Strawbridge	950,128	21,600
Val John Christensen	465,750	15,544
Raul A. Deju	465,750	15,544
  2.
  Acceleration of Unvested Option Grants

    Under the terms of governing stock option agreements, in the event of a Change of Control (as defined in the 2007 plan), all unvested options immediately vest. The following table identifies the value of the unvested option grants to the named executive officers (excluding Mr. Creamer who was not awarded options) as of December 31, 2009:

Name	Number of Securities Underlying Unvested Options (#)		Value of Unvested Options ($)(1)
Philip O. Strawbridge	377,500	(2)	470,400
Val John Christensen	486,250		470,400
Raul A. Deju	108,750		—
(1)
Value is calculated as the amount, if any, by which the closing stock price on December 31, 2009 exceeds the exercise price, multiplied by the number of options.
(2)
In connection with his separation from service on December 31, 2009, the Company agreed that Mr. Strawbridge's options will continue to vest according to their terms as if his employment had not terminated.
  3.
  Acceleration of Restricted Stock Grants

    Under the terms of governing restricted stock award agreements, in the event of a Change of Control (as defined in the 2007 plan), all unvested shares immediately vest. The following table identifies the value of the unvested shares to the named executive officers (excluding Mr. Creamer who was not awarded shares) as of December 31, 2009:

Name	Number of Securities Underlying Unvested Shares (#)		Value of Unvested Shares ($)(1)
Philip O. Strawbridge	50,000	(2)	424,500
Val John Christensen	50,000		424,500
Raul A. Deju	100,000		849,000
(1)
Value is calculated as the closing stock price on December 31, 2009 multiplied by the number of restricted shares.
(2)
In connection with his separation from service on December 31, 2009, the Company agreed that Mr. Strawbridge's restricted shares will continue to vest according to their terms as if his employment agreement had not terminated.

Compensation Committee Interlocks and Insider Participation

None of the individuals who served on our Compensation Committee was an officer or employee of the Company in 2009 or any time prior thereto. During 2009, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of our Compensation Committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board or our Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement for its 2010 Annual Meeting of Stockholders, to be filed with the SEC.

This report is provided by the following directors, who comprise the committee:

Steven R. Rogel, Committee Chair
E. Gail de Planque
Robert A. Whitman

Directors' Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve as "non-management directors." Non-management directors are those directors who are not executive officers of the Company or its affiliates. During 2009, J. Barnie Beasley, Jordan W. Clements, Pascal Colombani, E. Gail de Planque, J.I. "Chip" Everest, II (after 2/28/2009), Steven R. Rogel, Clare Spottiswoode, Robert A. Whitman, and David B. Winder were non-management directors of the Company. In setting compensation for non-management directors, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of directors.

In the case of directors who are executive officers for the Company or its affiliates, the Company provides no additional compensation for such director services. In 2009, Mr. Creamer and Mr. Everest (prior to 02/28/2009) were executive officers of the Company or its affiliates and, therefore, did not receive any compensation for their services as directors of the Company during periods they served as executive officers.

The Compensation Committee conducts an annual review of non-management director compensation and recommends any changes to the Board for the Board's consideration. In 2009, the Compensation Committee recommended to the Board and, on July 21, 2009 the Board adopted changes to our non-management director compensation that are designed to better achieve the Board's goals.

The compensation program for non-management directors is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of EnergySolutions' size and scope; compensation should align directors' interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. The Company's compensation program for its non-management directors' is comprised of the following compensation elements:

Cash Compensation

After July 21, 2009, each non-management director's annual cash compensation increased from $50,000 to $55,000, with $13,750 being paid each fiscal quarter. In addition, each non-management director is paid cash compensation of $1,250 for each committee meeting attended on which they are appointed to serve and $2,000 for each Board meeting for which the director is required to travel across an ocean. Each committee chair is paid additional annual cash compensation of $10,000 for their service as a committee chair.

Equity Compensation

Upon election and each year thereafter for so long as the director continues to serve, each non-management director is granted shares of the Company's common stock having a value of $75,000 on the grant date (calculated as the average closing share price for the 30 days prior to the grant date). Shares granted prior to

July 21, 2009 vest over three years. Share grants after July 21, 2009 are not subject to vesting. Any unvested restricted shares immediately and automatically vest:

  (i)
  if the director is not reelected to the Board following the expiration of any term of office for which the director is elected;

  (ii)
  if the director is involuntarily removed from the Board for any reason other than the director (a) having been convicted of, or pleading guilty or nolo contendere to, any felony; (b) having engaged in any gross or willful misconduct, including the commission of any fraud, or (c) having perpetrated any fraud against the Company or any third party;

  (iii)
  if the director dies or because of sickness or disability is no longer able to complete a term of office for which director has been elected;

  (iv)
  if the director is at least 60 years of age and elects to resign from the Board or not stand for reelection; or

  (v)
  upon a Change of Control (as defined in the 2007 Plan).

Table 1.6 Director Summary Compensation

The following summarizes the compensation paid by the Company to its non-management directors for the year ended December 31, 2009:

Name	Fees Earned or Fees Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
J. Barnie Beasley	77,500	71,349	—	148,849
Jordan W. Clements	75,000	82,057	—	157,057
Pascal Colombani	34,530	78,448	—	112,978
J.I. "Chip" Everest, II	46,250	64,779	—	111,029
E. Gail de Planque	80,000	73,477	—	153,477
Steven R. Rogel	29,584	73,002	—	102,586
Clare Spottiswoode	36,517	78,448	—	114,965
Robert A. Whitman	91,250	76,491	—	167,741
David B. Winder	84,583	73,477	—	158,060
(1)
The compensation plan for non-management directors provides that commencing on the effective date of the director's service, and on each anniversary thereof for so long as the individual remains a director, the director shall be granted the number of restricted shares of the Company's common stock which when multiplied by the average closing price of the Company's common stock during the 30 trading days preceding the date on which the shares are granted equals $75,000. The amounts reported in this column reflect the aggregate dollar amounts recognized for stock for fiscal year 2009 in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in Part II Item 8, "Financial Statements and Supplementary Data" of the Company's Form 10-K in Notes to Consolidated Financial Statements at Note 14, "Equity-Based Compensation for the fiscal year ended December 31, 2009."

Table 1.7 Director Equity Holdings

The following table presents the number of vested and unvested stock awards held by each of the non-management directors as of December 31, 2009.

Director	Number of Vested Shares of Restricted Stock as of December 31, 2009	Number of Unvested Shares of Restricted Stock as of December 31, 2009
J. Barnie Beasley	9,799	3,140
Jordan W. Clements	—	14,785
Pascal Colombani	—	9,017
J.I. "Chip" Everest, II	—	8,490
Steven R. Rogel	8,381	—
E. Gail de Planque	14,953	9,597
Clare Spottiswoode	—	9,017
Robert A. Whitman	10,016	2,265
David B. Winder	14,953	9,597

No Other Compensation

Non-management directors do not receive any non-equity incentive compensation and are not entitled to participate in or receive compensation from the Company's employee benefit programs.

Stock Retention Requirement

So long as a director serves on the Board of the Company, he or she is required to retain the ownership of and is required not to sell, assign, transfer or pledge any of the restricted shares granted to the director during the first two years of his or her service on the Board.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2009, concerning shares of common stock authorized for issuance under all of the Company's equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by stockholders	7,173,425	$19.44	3,141,644
Equity compensation plans not approved by stockholders	—	—	—
Total equity compensation plans	7,173,425	$19.44	3,141,644
(1)
These shares are all authorized under the Company's 2007 Plan and are available for the grant of future options, restricted stock awards, stock appreciation rights, performance-based stock awards and other stock awards. The Company currently has no equity compensation plans other than the 2007 Plan, which Plan was approved by stockholders.

Compensation Policies and Procedures

The Compensation Committee has reviewed the Company's compensation program as it relates to all of the Company's full-time employees and believes there is no material risk in the program. As a matter of best practice, the Compensation Committee continues to monitor the Company's compensation program to ensure that it continues to align the interests of our employees with those of our long-term stockholders while avoiding unnecessary or excessive risk.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 31, 2010, regarding the beneficial ownership of our common stock by each person known by us to be the beneficial owner of more than five percent of our common stock, of our directors, each of our named executive officers, and all directors and named executive officers as a group. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Percentage of beneficial ownership is based on 88,509,425 shares of common stock outstanding as of March 31, 2010, which excludes unvested restricted shares. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2010 are deemed to be outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated otherwise, the address of each individual listed in the table is c/o EnergySolutions, Inc., 423 West 300 South, Suite 200, Salt Lake City, Utah 84101.

	Shares Beneficially Owned As of March 31, 2010
	Number of Shares	Percentage
Name and Address of Director or Executive Officer
J. Barnie Beasley, Jr.(1) Director	9,799	*
Val John Christensen(2) President; Chief Executive Officer from 02/18/2010	388,544	*
Jordan W. Clements(3) Director	150,204	*
Pascal Colombani Director	—	*
R Steve Creamer(4) Chief Executive Officer through 02/18/2010 P.O. Box 581188 Salt Lake City, UT 84158	2,276,112	2.57%
E. Gail de Planque(1) Director	14,953	*
Raul A. Deju(5) Chief Operating Officer	166,969	*
J.I. "Chip" Everest, II(6) Director	919,197	1.04%
Steven R. Rogel(1) Chairman	8,381	*
Clare Spottiswoode Director	—	*
Philip O. Strawbridge(7) Chief Financial Officer through 12/31/2009 2403 SE 5th Terrace Lees Summit, MO 64063	374,337	*
Robert A. Whitman(1) Director	10,016	*
David B. Winder(8) Director	21,953	*
All directors and executive officers as a group (19 persons)	5,132,416	5.70%

	Shares Beneficially Owned As of March 31, 2010
	Number of Shares	Percentage
Name and Address of 5% Beneficial Owner
Aletheia Research and Management, Inc.(9) 100 Wilshire Boulevard, Suite 1960 Santa Monica, CA 90401	7,809,044	8.82%
ValueAct Capital(10) 435 Pacific Avenue, 4th Floor San Francisco, CA 94133	5,642,849	6.38%
LGB ENV LLC(11) c/o Lindsay Goldberg & Bessemer, L.P. 630 Fifth Avenue, 30th Floor New York, NY 10111	5,218,625	5.90%
*
Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)
Shares granted pursuant to a restricted share agreement.
(2)
Includes 366,250 shares of common stock issuable upon the exercise of vested stock options, 1,744 shares distributed pursuant to the ENV liquidation, 12,500 shares granted pursuant to a restricted share agreement and 3,050 shares held by immediate family members.
(3)
Includes 74,757 shares distributed pursuant to the ENV liquidation and 14,647 shares granted pursuant to restricted share agreement.
(4)
Based upon beneficial ownership as of Mr. Creamer's last day of employment. Includes 973,812 shares distributed pursuant to the ENV liquidation and 2,300 shares held by Mr. Creamer's wife.
(5)
Includes 108,750 shares of common stock issuable upon the exercise of vested stock options, 5,271 shares distributed pursuant to the ENV liquidation, 100,000 shares granted pursuant to a restricted share agreement and deducts 47,052 shares retained by Company pursuant to 2009 tax obligations.
(6)
Includes 879,440 shares held by Everest Family Trust, which includes 714,440 shares distributed pursuant to the ENV liquidation; and 39,757 shares held by Everest Children's Trust.
(7)
Based upon beneficial ownership as of Mr. Strawbridge's last day of employment. Includes 344,500 shares of common stock issuable upon the exercise of vested stock options, 2,643 shares distributed pursuant to the ENV liquidation, 12,500 shares granted pursuant to a restricted share agreement and deducts 5,306 shares retained by Company pursuant to 2009 tax obligations.
(8)
Includes 14,953 shares granted pursuant to a restricted share agreement.
(9)
Based on information contained in a Schedule 13G that Aletheia Research and Management, Inc. filed with the SEC on December 31, 2009. Aletheia Research and Management, Inc. is an investment advisor and serves in such capacity for a number of managed accounts and funds. Aletheia Research and Management, Inc. possesses investment and/or voting power over the securities of the EnergySolutions, Inc. Aletheia Research and Management, Inc. disclaims beneficial ownership of such securities.
(10)
Based on information contained in a Schedule 13D that ValueAct Capital filed with the SEC on March 19, 2010. The filing indicated that ValueAct Capital Master Fund, L.P. including its affiliates VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P.; ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P.; ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P.; ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC; and ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. have shared investment power for 1,014,906 shares. The ValueAct Master Fund Reporting Persons disclaim Beneficial Ownership of the Issuer's 4,627,943 shares owned by ValueAct SmallCap Master Fund.

The filing also indicated that 4,627,943 shares are directly beneficially owned by ValueAct SmallCap Master Fund, L.P. and may be deemed to be indirectly beneficially owned by VA SmallCap Partners, LLC as the General Partner of ValueAct SmallCap Master Fund, L.P.; ValueAct SmallCap Management, L.P. as the manager of ValueAct SmallCap Master Fund, L.P.; and ValueAct SmallCap Management, LLC as the General Partner of ValueAct SmallCap Management, L.P. David Lockwood is the Managing Member of VA SmallCap Partners, LLC and ValueAct SmallCap Management, LLC. The ValueAct SmallCap Master Fund Reporting Persons disclaim Beneficial Ownership of 1,014,906 shares owned by ValueAct Master Fund.

(11)
Based on information contained in a Schedule 13D that LGB ENV LLC filed with the SEC on March 19, 2010. The managers of LGB ENV LLC are Alan E. Goldberg and Robert D. Lindsay. Messrs. Goldberg and Lindsay have dispositive voting or investment control over the shares held by LGB ENV LLC. Except to the extent of their pecuniary interest therein, each of Messrs. Goldberg and Lindsay disclaims beneficial ownership of the securities held by LGB ENV LLC.

Certain Relationships and Related Person Transactions

Set forth below is a description of certain relationships and transactions since January 1, 2009 or currently proposed, involving the Company in which any of our directors, executive officers, holders of more than 5% of our voting securities or any related person have direct or indirect material interest. We believe that all of the following transactions were executed with terms as favorable as could have been obtained from unaffiliated third parties.

ENV Holdings

ENV contributed funds to the Company in early 2009 for the sole purpose of making payments to certain employees of the Company, including Mr. Strawbridge, Dr. Deju and Mr. Christensen. The amount of the individual bonus received by each named executive officer is included in Table 1.1 Summary of Compensation in the "Bonus" column for 2008. ENV indicated that the purpose of the one-time bonus was a reward for the employees' strong contributions to the Company's growth since ENV's initial investment in January 2005, which employees ENV believed were under compensated through the ENV Units and Company-sponsored compensation. Mr. Creamer did not receive a bonus through ENV despite his strong performance because ENV believed that his ownership related to the ENV Units was sufficient. Under applicable accounting standards, such bonus payments are deemed to be employee compensation paid by the Company, but these bonuses did not have a negative cash impact on the Company as ENV contributed cash to pay the bonuses, and the income tax benefits associated with the compensation expenses more than offset the employer portion of payroll taxes.

Transactions with Others

R Steve Creamer's son, Ryan Creamer, is employed by us as President of the Logistics, Processing and Disposal business segment. Ryan Creamer received aggregate compensation including Equity Awards and performance-based compensation of $292,436 in the year ended December 31, 2009.

R Steve Creamer's son, Tyson Creamer, is employed by us as Vice President of Business Development. Tyson Creamer received aggregate compensation including Equity Awards and performance-based compensation of $130,150 in the year ended December 31, 2009.

We have an agreement with Pat Creamer, R Steve Creamer's brother, for insurance brokerage services and 401(k) administrative services. Pat Creamer indirectly received $166,653 in commissions from EnergySolutions in the year ended December 31, 2009.

Procedures for Approval of Related Party Transactions

Our Audit Committee reviews and approves or ratifies all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants (other than compensation transactions approved by the Compensation Committee). Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction with us.

In the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider the nature of the related person's interest in the transaction; the material terms of the transaction, including, without limitation, the amount and type of transaction; the importance of the transaction to the related person; the importance of the transaction to us; whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review is not permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

The policies and procedures for review, approval or ratification of related party transactions are set forth in the Audit Committee Charter.

Audit Committee Report

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the consolidated financial statements and for the public reporting process. Ernst & Young LLP, the Company's independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with U.S. generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements for the year ended December 31, 2009. The Audit Committee has discussed with Ernst & Young LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Ernst & Young LLP has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board with respect to Ernst & Young LLP's independence, and the Audit Committee has discussed with Ernst & Young LLP that firm's independence with respect to the Company. The Audit Committee has concluded that Ernst & Young LLP's provision of audit and non-audit services to the Company and its affiliates is compatible with Ernst & Young LLP's independence.

Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements for the year ended December 31, 2009 be included in the Company's Annual Report on Form 10-K for 2009.

This report is provided by the following directors, who comprise the committee:

Robert A. Whitman, Committee Chair
J. Barnie Beasley
David B. Winder

Pre-Approval of Audit and Non-Audit Services

Our Audit Committee was formed on November 20, 2007, the date of the completion of our initial public offering. Since that time the Audit Committee has pre-approved all audit and non-audit services provided by Ernst & Young LLP. In accordance with the Audit Committee's pre-approval policy, the Audit Committee pre-approves all permissible non-audit services and all audit, review or attest engagements.

The following table presents fees billed for professional audit services and other services rendered to EnergySolutions by Ernst & Young LLP for the years ended December 31, 2009 and 2008 (in thousands of dollars):

	2009	2008
Audit fees(1)	$1,848	$2,306
Audit-related fees(2)	23	53
Tax fees(3)	632	768
All other fees(4)	7	—

Total	$2,510	$3,127

(1)
Audit fees include audits of consolidated financial statements, statutory audits, quarterly reviews, reviews of registration statement filings, comfort letters and consents related to SEC filings.
(2)
Audit-related fees include services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under "audit fees." These services include due diligence related to mergers and acquisitions, audits in connection with acquisitions and accounting consultations.
(3)
Tax fees include professional services related to preparation of certain U.S. and international tax filings and tax planning and advice.
(4)
All other fees include other services that do not meet the above category descriptions.

Our Audit Committee has adopted restrictions on our hiring of any Ernst & Young LLP partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of the Company's financial statements. The Committee also requires key Ernst & Young LLP partners assigned to our audit to be rotated at least every five years.

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2010, which will include an audit of the consolidated financial statements and of the effectiveness of the Company's internal control over financial reporting. Ernst & Young LLP has audited the Company's financial statements since fiscal year 2004. For purposes of determining whether to select Ernst & Young LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements and our internal control over financial reporting for 2010, the Audit Committee conducted a thorough review of Ernst & Young LLP's performance. The committee considered:

  •
  Ernst & Young LLP's performance on the 2009, 2008, and 2007 audits, including the quality of the engagement team and the firm's experience, client service, responsiveness and technical expertise;

  •
  Ernst & Young LLP's leadership, management structure, client and employee retention and compliance and ethics programs;

  •
  Ernst & Young LLP's record against comparable accounting firms in various matters, such as regulatory, litigation and accounting matters;

  •
  the PCAOB Report on 2008 Inspection of Ernst & Young LLP;

  •
  the firm's financial strength and performance; and

  •
  the appropriateness of fees charged.

Ernst & Young LLP representatives are expected to attend the 2010 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Our Board of Directors recommends a vote FOR the following proposal:

RESOLVED: that the appointment by the Audit Committee of the Board of Directors of the firm of Ernst & Young LLP as the Company's independent registered accounting firm for the year 2010 is hereby ratified.

Additional Information

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

To be considered for inclusion in next year's proxy statement, stockholder proposals must be received at our principal executive offices no later than the close of business on December 31, 2010. Proposals should be addressed to Corporate Secretary, EnergySolutions, Inc., 423 West 300 South, Suite 200, Salt Lake City, Utah 84101.

Advance Notice Procedures

Under the Company's Bylaws, no business may be brought before an annual meeting by a stockholder unless written notice is delivered to the Company's Secretary (containing certain information specified in the Amended and Restated Bylaws about the stockholder and the proposed action) not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting—that is, with respect to the 2011 Annual

Meeting, between February 25, 2011 and March 23, 2011. However, if the 2011 Annual Meeting is to be held on a date that is more than 30 days before or more than 60 days after May 26, 2011 (the first anniversary of the 2010 Annual Meeting), then such notice must be received no earlier than the 90th day and not later than the 60th day prior to the date of the 2011 annual meeting or the 10th day following the day on which public announcement of the date of the 2011 annual meeting is first made by the Company. These requirements are separate from the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement. Any notices should be sent to: Corporate Secretary, EnergySolutions, Inc., 423 West 300 South, Suite 200, Salt Lake City, Utah 84101.

In order to be included in the proxy statement and form of proxy relating to the Company's annual meeting of stockholders to be held in 2011, proposals which stockholders intend to present at such annual meeting must be received by the Company's Secretary at the Company's principal business office at 423 West 300 South, Suite 200, Salt Lake City, Utah 84101. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Voting Securities

Stockholders of record at the close of business on April 5, 2010, will be eligible to vote at the meeting. Our voting securities consist of our $0.01 par value common stock, of which 88,855,482 shares were outstanding on the record date. Each share outstanding on the record date will be entitled to one vote. Treasury shares are not voted. Individual votes of stockholders are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual stockholder voting records is limited to the independent inspectors of election and certain employees of EnergySolutions and its agents who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

Vote Required for Election and Approval

The nine nominees for director receiving the most votes cast at the meeting in person or by proxy shall be elected. Approval of all other matters requires for approval the favorable vote of a majority of votes cast on the applicable matter at the meeting in person or by proxy. Under Delaware law, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect on the outcome of matters to be voted on at the meeting.

Manner for Voting Proxies

The shares represented by all valid proxies received by phone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the nominees for director named earlier in this proxy statement; and (2) for ratification of the selection of the independent registered accounting firm. Should any matter not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment.

Solicitation of Proxies

Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials and of the annual report for 2009 will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Broadridge has been retained to assist in soliciting proxies and tabulating votes at a fee of approximately $6,000 plus distribution costs and other costs and expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires EnergySolutions' directors and officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. As a practical matter, EnergySolutions assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

Other than as set forth below, all filings required to be made by reporting persons during 2009 were timely made in accordance with the requirements of the Securities Exchange Act of 1934. A Form 4 for Alan Parker was due on December 26, 2008. The Form 4 was filed on January 21, 2009.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of EnergySolutions stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2009 annual report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2009 annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to EnergySolutions Investor Relations, 423 West 300 South, Suite 200, Salt Lake City, Utah 84101, or calling (801) 649-2000. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Additional Information

A copy of this proxy statement has been filed with the SEC. You may read and copy this proxy statement at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this proxy statement by mail from the Public Reference Section of the SEC at prescribed rates. To obtain information on the operation of the Public Reference Room, you can call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including Altair Nanotechnologies, Inc., that file electronically with the SEC. The address of the SEC's Internet website is www.sec.gov.

Stockholders of Record Requesting Copies of 2009 Annual Report on Form 10-K

Upon written or oral request, the Company will provide, without charge, to each person to whom a copy of this proxy statement has been delivered a copy of the Company's Annual Report on Form 10-K filed with the SEC. Requests for such copies should be directed to EnergySolutions Investor Relations, 423 West 300 South, Suite 200, Salt Lake City, Utah 84101, or calling (801) 649-2000.

Electronic Access to Proxy Statement and Annual Report

This proxy statement and our 2009 annual report may be viewed online under the Investor Relations tab, SEC Filings, at www.energysolutions.com. If you are a stockholder of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form or by following the instructions provided if you vote by Internet or by telephone. If you choose this option, you will receive a proxy form listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your EnergySolutions stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on May 26, 2010, The Company's Proxy Statement and Annual Report to Shareholders for the fiscal year ended December 31, 2009 are available on the Internet at https://materials.proxyvote.com/292756.

000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000062805_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Steven R. Rogel 02 J. Barnie Beasley 03 Val J. Christensen 04 E. Gail de Planque 05 J.I. "Chip" Everest 06 Pascal Colombani 07 Robert A. Whitman 08 David W. Winder 09 Clare Spottiswoode ENERGYSOLUTIONS INC 423 WEST 300 SOUTH SUITE 200 SALT LAKE CITY, UT 84101 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 25, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by EnergySolutions in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 25, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 Proposal to ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year. NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting Yes No Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

0000062805_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com . ENERGYSOLUTIONS INC THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 26, 2010 The stockholder(s) hereby appoint(s) Val J. Christensen and Mark C. McBride, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EnergySolutions, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 p.m. Eastern Time, on May 26, 2010, in the Ambassador #1 Room at the Westin Hotel New York at times Square, 270 West 43rd Street, New York, NY 10036, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side